UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HNI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 HNI CORPORATION
408 EAST SECOND STREET
MUSCATINE, IOWA 52761
563-272-7400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2012 Annual Meeting of Shareholders of HNI Corporation will be held at the Clarion Hotel, 2915 North Highway 61, Muscatine, Iowa, on Tuesday, May 8, 2012, beginning at 10:30 a.m. (Central Daylight Time), for the following purposes:

1.	To elect two Directors for terms of three years each or until their successors are elected and qualified;

2.	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending December 29, 2012;

3.	To hold an advisory (nonbinding) vote to approve named executive officer compensation; and

4.	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

The holders of record of HNI Corporation common stock, par value $1.00 per share, as of the close of business on March 9, 2012, are entitled to vote at the meeting.

You are encouraged to attend the meeting.

By Order of the Board of Directors,
Steven M. Bradford
Vice President, General Counsel and Secretary
March 23, 2012

YOUR VOTE IS VERY IMPORTANT.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR VOTE THROUGH THE TELEPHONE OR INTERNET VOTING PROCEDURES DESCRIBED ON THE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER HOLDER OF RECORD, TELEPHONE OR INTERNET VOTING WILL BE AVAILABLE TO YOU ONLY IF OFFERED BY THEM.  THEIR PROCEDURES SHOULD BE DESCRIBED ON THE VOTING FORM THEY SEND TO YOU.

INFORMATION ABOUT VOTING	1
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2012	4
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	5
INCUMBENT DIRECTORS	7
INFORMATION REGARDING THE BOARD	8
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
CODE OF BUSINESS CONDUCT AND ETHICS	15
ANTI-HEDGING POLICY	15
CORPORATE GOVERNANCE GUIDELINES	15
PROPOSAL NO. 2 – RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2012	15
AUDIT COMMITTEE REPORT	16
FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP	17
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Compensation Committee Report	35
Summary Compensation Table for Fiscal 2011, Fiscal 2010 and Fiscal 2009	36
Grants of Plan-Based Awards for Fiscal 2011	38
Outstanding Equity Awards at Fiscal Year-End 2011	38
Option Exercises and Stock Vested for Fiscal 2011	40
Nonqualified Deferred Compensation for Fiscal 2011	40
Potential Payments Upon Termination or Change in Control	41
PROPOSAL NO. 3 – ADVISORY (NONBINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	44
DIRECTOR COMPENSATION	45
SECURITY OWNERSHIP	47
EQUITY COMPENSATION PLAN INFORMATION	48
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	49
DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING	49
OTHER MATTERS	50

i

HNI Corporation
408 East Second Street
Muscatine, Iowa 52761

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 8, 2012

HNI Corporation (the "Corporation," "we," "our" or "us") is mailing this Proxy Statement, with the accompanying proxy card, to you on or about March 23, 2012, in connection with the solicitation of proxies by and on behalf of the Corporation's Board of Directors (the "Board" or "Directors") for the 2012 annual meeting of shareholders and any adjournment or postponement of that meeting (the "Meeting").  The Meeting will be held on Tuesday, May 8, 2012, beginning at 10:30 a.m., Central Daylight Time, at the Clarion Hotel, 2915 North Highway 61, Muscatine, Iowa.

INFORMATION ABOUT VOTING

Who can attend and vote at the Meeting?

Shareholders of record as of the close of business on March 9, 2012 (the "Record Date") are entitled to attend and vote at the Meeting.  Each share of the Corporation's common stock, par value $1.00 per share ("Common Stock"), is entitled to one vote on all matters to be voted on at the Meeting and can be voted only if the shareholder of record is present to vote or is represented by proxy.  The proxy card provided with this Proxy Statement indicates the number of shares of Common Stock you own and are entitled to vote at the Meeting.

What constitutes a quorum at the Meeting?

The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock ("Outstanding Shares") on the Record Date will constitute a quorum for purposes of the Meeting.  On the Record Date, there were 45,507,733 Outstanding Shares.  For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described on the following page) will be counted as present.

What will I be voting on?

·	The election of each of the two nominees for Director named on page 5 of this Proxy Statement under "Proposal No. 1 – Election of Directors."
·
The ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending December 29, 2012 ("Fiscal 2012"), as described on page 15 of this Proxy Statement under "Proposal No. 2 – Ratification of Audit Committee's Selection of PricewaterhouseCoopers LLP as the Corporation's Independent Registered Public Accountant for Fiscal 2012."

·
Adoption of an advisory (nonbinding) resolution approving the compensation of the Corporation's named executive officers as described on page 44 of this Proxy Statement under "Proposal No. 3 – Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation."

How do I vote?

We urge you to vote by "proxy" (one of the individuals named on your proxy card will vote your shares as you have directed) even if you plan to attend the Meeting so we will know as soon as possible that enough votes will be present for us to hold the Meeting.  Follow the instructions on your enclosed proxy card.  Telephone and Internet voting is available to all registered and most beneficial holders.

Shareholders voting by proxy may use one of the following three options:

·	Fill out the enclosed proxy card, sign it and mail it in the enclosed, postage-paid envelope;
·	Vote by Internet (if available, instructions are on the proxy card); or
·	Vote by telephone (if available, instructions are on the proxy card).

If your shares of Common Stock are held for you as the beneficial owner through a broker, trustee or other nominee (such as a bank) in "street name," rather than held directly in your name, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting facilities for shareholders will close at 11:59 p.m. Central Daylight Time on May 7, 2012.  If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.  The telephone and Internet voting procedures are designed to authenticate shareholders and to allow you to confirm your instructions have been properly recorded.

If you hold shares through the Corporation's retirement plan, your vote must be received by 11:59 p.m. Central Daylight Time on May 3, 2012, or the shares represented by the card will not be voted.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares "FOR" all proposals, including "FOR" the election of each nominee for Director, and in your proxy's discretion as to any other business which may properly come before the Meeting or any adjournment or postponement of the Meeting.

How do I vote if my shares of Common Stock are held in "street name"?

You will need to instruct your broker, trustee or other nominee how to vote your shares.  Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Meeting.  Your broker, trustee or other nominee has enclosed with this Proxy Statement, or will provide upon request, voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

What discretion does my broker, trustee or other nominee have to vote my shares of Common Stock held in "street name"?

A broker, trustee or other nominee holding your shares of Common Stock in "street name" must vote those shares according to specific instructions it receives from you.  New York Stock Exchange ("NYSE") rules determine the proposals ("Non-Routine Proposals") on which brokers may not vote without specific instructions from you.  If a Non-Routine Proposal comes to a vote at the Meeting, your shares will not be voted on that Non-Routine Proposal, giving rise to what is called a "broker non-vote."  Shares represented by broker non-votes will be counted as present for purposes of determining the existence of a quorum.

It is important, if you hold shares in "street name," that you provide specific voting instructions to your broker, trustee or other nominee or your shares will not be voted with respect to Proposals No. 1 and 3 because they are Non-Routine Proposals for which your broker, trustee or other nominee may not vote your shares in its discretion.

Can I change or revoke my vote or revoke my proxy?

Yes.  You may change your vote at any time before the proxy is voted at the Meeting. For shareholders of record, if you voted your proxy card by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Meeting or by giving written notice to the Secretary. If you voted via the Internet or by telephone you may also change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the Meeting. Attendance at the Meeting will not have the effect of revoking a proxy unless (a) you give proper written notice of revocation to the Secretary before the proxy is exercised or (b) you vote by ballot at the Meeting.  Once voting is completed at the Meeting, you will not be able to revoke your proxy or change your vote.  Unless your proxy is revoked or changed, the shares of Common Stock represented by your proxy received by the Corporation's transfer agent will be voted at the Meeting and at any adjournment or postponement of the Meeting.

If your shares are held in "street name," you must follow the specific voting directions provided to you by your broker, trustee or other nominee to change or revoke any instructions you have already provided.

How do I vote my shares in the Corporation's retirement plan?

If you participate in the Corporation's retirement plan, the proxy card you receive will also include Common Stock allocated to your account.  Properly completed and signed proxy cards, including telephone and Internet voting, will serve to instruct the plan trustee on how to vote any shares allocated to your account and a portion of all shares as to which no instructions have been received (the "undirected shares") from plan participants.  The proportion of the undirected shares to which your instructions will apply will be equal to the proportion of the shares to which the trustee receives instructions represented by your shares.

How is the Corporation soliciting proxies?

The Corporation bears the cost of preparing, assembling and mailing the proxy material related to the solicitation of proxies by and on behalf of the Board for the Meeting.  In addition to the use of the mails, certain of the Corporation's officers may, without additional compensation, solicit proxies in person, by telephone or through other means of communication.  The Corporation has retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $15,500, plus reimbursement of expenses.  This assistance will include requesting brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to those persons for whom they hold shares.  The Corporation will bear the cost of this solicitation.

How will my vote get counted?

Wells Fargo, the Corporation's transfer agent, will use an automated system to tabulate the votes and will serve as the Inspector of Election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Corporation or to third parties, except:

·	as necessary to meet applicable legal requirements;
·	to allow for the tabulation of votes and certification of the vote; and
·	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to the Corporation's management.

How do I get to the Meeting location?

The Meeting is being held at the Clarion Hotel, 2915 North Highway 61, Muscatine, Iowa.  If driving to the Meeting from the Quad City International Airport, from the main exit traffic light go straight onto I-74 to I-280, turn right (cloverleaf) onto I-280 West, drive approximately 10-12 miles crossing the Mississippi River Bridge, take the second exit in Iowa (Exit 6 – Muscatine), at the traffic light turn left (west) onto Highway 61 South, continue approximately 22 miles to Muscatine, Clarion Hotel is on the right.  If driving to the Meeting on I-80, take Exit 271 (Highway 38 South), drive approximately 12 miles to Highway 61, turn left (east) at the traffic light, Clarion Hotel is one block on the left.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares in "street name."  If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card you receive.

The Securities and Exchange Commission (the "SEC") has adopted rules that allow delivery of a single annual report to security holders and/or proxy statement to any household at which two or more shareholders reside, whom the Corporation believes to be members of the same family.  If you wish to participate in this program and receive only one copy of future annual reports and/or proxy statements, please write to the Corporation's transfer agent at Wells Fargo Bank, N.A., Attention:  Wells Fargo Shareowner Services, 161 N. Concord Exchange, South St. Paul, Minnesota 55075-1139.  If a broker, trustee or other nominee holds your shares of Common Stock in "street name" and you wish to participate in the program, please write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  Your consent to receive only one copy of the annual report and/or proxy statement will remain in effect until the Corporation's transfer agent or Broadridge receives a written revocation notice from you, in which case the Corporation will begin sending individual copies within 30 days thereof.  The Corporation will continue to separately mail a proxy card for each registered shareholder account.  The Corporation will promptly deliver separate copies of its annual report and/or proxy statement upon request.  Shareholders may request such separate copies by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761 or calling the Corporation's Assistant Corporate Secretary at 563-272-7590.

Did the Corporation utilize the SEC's notice and access proxy rules for delivery of the voting materials this year?

No.  The Corporation delivered its voting materials in the same manner as it has in the past.  However, many shareholders have previously consented to receive electronic delivery of the proxy statement and annual report to security holders and therefore did not receive hard copies of these materials.

Why is the Corporation asking shareholders to approve, on a non-binding and advisory basis, named executive officer compensation again this year?

The Corporation is asking shareholders to approve, on a nonbinding, advisory basis, the compensation of the Corporation's Chief Executive Officer (the "CEO"), Chief Financial Officer (the "CFO") and three other most highly compensated executives (collectively, the "Named Executive Officers"), as disclosed below under "Executive Compensation" beginning on page 17 of this Proxy Statement.  At the 2011 annual meeting of shareholders (the "2011 Annual Meeting"), the Corporation's shareholders expressed a preference for, and the Board recommended, holding an advisory vote on named executive officer compensation every year.  The Board recommends shareholders approve the resolution approving the compensation of the Named Executive Officers.

Where can I find the voting results of the Meeting?

The Corporation intends to announce preliminary voting results at the Meeting and will publish final results on a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Meeting and available on the Corporation's website.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2012

The Proxy Statement and annual report to security holders are available at http://www.hnicorp.com/proxy.

The Corporation provides its annual reports, notices to shareholders of the annual meeting and proxy statements over the Internet.  If you wish to give your consent to access such documents in the future over the Internet rather than receiving paper copies in the mail, please check the box in the CONSENT section on your proxy card.  These documents will be available on or about March 23, 2012, on the Corporation's website at http://www.hnicorp.com/proxy.  Once you give your consent, it will remain in effect until you notify the Corporation you wish to resume mail delivery of the annual reports and proxy statements.  Even though you give your consent, you still have the right at any time to request copies of these documents at no charge by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761 or calling the Corporation's Assistant Corporate Secretary at 563-272-7590.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The By-laws of HNI Corporation (the "By-laws") currently provide for eleven Directors and the Board currently consists of eleven Directors.  Ten of the eleven Directors are independent Directors as further discussed on page 8 of this Proxy Statement under "Information Regarding the Board – Director Independence."  Stan A. Askren, Chairman, President and Chief Executive Officer of the Corporation, is the only Director currently employed by the Corporation and is not independent under the NYSE listing standards pertaining to director independence or the Corporation's categorical independence standards for Directors (the "Categorical Standards").

The Board is divided into three classes.  One class is elected each year for a term of three years.  Two Directors will be elected at the Meeting to serve for a three-year term expiring at the Corporation's 2015 annual meeting of shareholders.  The Board has adopted an amendment to the By-laws to reduce the number of Directors from eleven to ten effective as of the Meeting.  As a result of this reduction, the Board plans to nominate, at the 2013 annual meeting of shareholders (the "2013 Annual Meeting"), three Director candidates each to serve a three-year term expiring at the Corporation's 2016 annual meeting of shareholders and one Director candidate to serve a two-year term expiring at the Corporation's 2015 annual meeting of shareholders to make the classes of directors as nearly equal in number as possible.

Director Nominations

The Board has adopted guidelines for identifying and evaluating candidates for Director.  Under those guidelines, the Corporation's Public Policy and Corporate Governance Committee (the "Governance Committee") takes into account a number of factors when identifying potential nominees, including:  possession of the desired skills, experience and abilities identified by the Governance Committee; ability to communicate ideas and contribute to Board deliberations; independence from management; diversity; judgment, skill, integrity and reputation; existing commitments to other businesses; potential conflicts of interest with other pursuits; and legal restraints.  Although the Corporation has no specific policy on diversity, the guidelines broadly define diversity to include factors such as age, race, gender, education, ethnicity, career experience and personality; understanding of and experiences in manufacturing, technology, finance and marketing; and international experience and culture.  The Governance Committee reviews these factors and others considered useful by the Governance Committee in context of an assessment of the perceived needs of the Board from time to time.  The Governance Committee may use a variety of means to identify potential nominees, including recommendations from the Chairman, Directors or others associated with the Corporation.  The Governance Committee may also retain third-party search firms to identify potential nominees based on the Corporation's established criteria for director candidates discussed above.  The Governance Committee screens the potential candidates and eventually recommends suitable candidates to the Board for nomination.

The Governance Committee will consider candidates for Director recommended by shareholders by applying the criteria for candidates described above and considering the following additional information.  Shareholders wishing to recommend a candidate for nomination by the Corporation as Director for inclusion in the Corporation's proxy statement for the 2013 Annual Meeting should write to the Corporation's Corporate Secretary before October 1, 2012, and include the following information:  a statement that the writer is a shareholder and is recommending a candidate for Director; the name of and contact information for the candidate; a statement of the candidate's business and educational experience; information about each of the factors listed above, sufficient to enable the Governance Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Corporation; detailed information about any relationship or understanding between the writer or any other shareholder and the candidate; a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election, an irrevocable resignation effective 90 days after the date of certification of election results if the person fails to receive the required vote for re-election at the next meeting at which such person would face re-election; and a statement the candidate is willing to be considered and will serve as a Director if nominated and elected.

The Corporation does not have any minimum qualifications for Directors; however, Directors should possess the highest personal and professional integrity and ethics and be willing and able to devote the required time to the Corporation.  The Board believes it should be comprised of Directors with varied and complimentary backgrounds, which together build the overall strength of the Board.

Nominees for Election

The Board is nominating for election at the Meeting Stan A. Askren and Ronald V. Waters, III, each for a term of three years (collectively, the "Nominees").  The Nominees elected as Directors at the Meeting will hold office for a three-year term or until their respective successors are elected and qualified, subject to their prior death, resignation or removal.

Messrs. Askren and Waters were most recently elected as Directors at the Corporation's 2009 annual meeting of shareholders.  Below is biographical information about each Nominee as well as the particular experience, qualifications, attributes and/or skills of each Nominee which led the Board to conclude the Nominee should serve as a Director in light of the Corporation's business and structure.  In addition, each Nominee must possess the highest personal and professional integrity and ethics and a willingness and ability to devote the required time to the Corporation.  The Board has determined each Nominee possesses these qualities.  For a detailed description of the Corporation's business and structure, please see Item 1 of Part I of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2011.

Stan A. Askren, age 51, has been a Director of the Corporation since 2003.  Mr. Askren has also been the Chairman and Chief Executive Officer of the Corporation since 2004 and the President of the Corporation since 2003.  He is a director of Armstrong World Industries, Inc., a global leader in the design and manufacture of floors, ceilings and cabinets.  Mr. Askren brings to the Board extensive experience and knowledge of the Corporation's business, operations and culture.  He has worked for the Corporation for 20 years.  Mr. Askren was vice president of marketing, an executive vice president and president of the Corporation's hearth products operating segment.  He also worked in the Corporation's office furniture operating segment as a group vice president of The HON Company and president of Allsteel Inc., two of the Corporation's office furniture subsidiaries.  Mr. Askren has served as the vice president of human resources and an executive vice president of the Corporation.  Mr. Askren also brings to the Board finance and corporate governance experience through his service on the audit and compensation committees of another public company.

Ronald V. Waters, III, age 60, has been a Director of the Corporation since 2002 and the Lead Director of the Board since May 2011.  Mr. Waters has been an independent business consultant since May 2010.  Previously, from 2009 to May 2010, he was a Director and the President and Chief Executive Officer of LoJack Corporation (LoJack), a premier worldwide marketer of wireless tracking and recovery systems for valuable mobile assets and a leader in global stolen vehicle recovery, and, from 2007 to 2008, he was a Director and the President and Chief Operating Officer of LoJack.  From 2004 to 2006, Mr. Waters was the Chief Operating Officer of Wm. Wrigley Jr. Company (Wrigley), a leader in the confectionery industry and the world's largest manufacturer and marketer of gum.  He is a director of Fortune Brands Home & Security, Inc., an industry-leading home and security products company.  From 2006 to 2007, Mr. Waters served as a director of Sabre Holdings Corporation.  Mr. Waters brings to the Board chief executive officer experience through his former role as Chief Executive Officer of LoJack and significant finance expertise derived primarily from his service on the audit committee of another public company and previous roles as Chief Operating Officer at two public companies, Chief Financial Officer at Wrigley, Controller at The Gillette Company and partner of a large public accounting firm.  He has extensive outside audit experience, and although Mr. Waters does not currently serve on the Corporation's Audit Committee, he qualifies as an "audit committee financial expert."  Mr. Waters also brings to the Board international, law and information technology expertise derived primarily from his service in various roles at several large public companies.

The Corporation has no reason to believe any Nominee listed above will be unavailable to serve if elected.  However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board.  Any vacancies not filled at the Meeting may be filled by the Board.

Required Vote

Election of the Nominees as Directors requires the affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting.  Abstentions and broker non-votes will not be counted for purposes of determining whether this Proposal has received sufficient votes for approval.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS.

INCUMBENT DIRECTORS

Below is biographical information about each of the incumbent Directors as well as the particular experience, qualifications, attributes and/or skills of each Director which led the Board to conclude the Director should serve as a Director in light of the Corporation's business and structure.  In addition, each Director must possess the highest personal and professional integrity and ethics and a willingness and ability to devote the required time to the Corporation.  The Board has determined each Director possesses these qualities.  For a detailed description of the Corporation's business and structure, please see Item 1 of Part I of the Corporation's Annual Report on Form 10-K filed for the year ended December 31, 2011.

Ms. Bell and Ms. Smith and Messrs. Jenkins and Martin comprise a class of Directors whose terms will expire at the 2013 Annual Meeting.

Mary H. Bell, age 51, has been a Director of the Corporation since 2006.  Ms. Bell is a Vice President of Caterpillar, the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives.  She has led Caterpillar's Building Construction Products Division since 2008.  From 2004-2007, she was the Vice President of Caterpillar Logistics Services, Inc., a wholly owned subsidiary of Caterpillar.  Ms. Bell brings to the Board considerable logistics, manufacturing and dealer channel expertise and general management experience derived primarily from her service in various roles at Caterpillar.

James R. Jenkins, age 66, has been a Director of the Corporation since 2005.  Mr. Jenkins has been the Senior Vice President and General Counsel of Deere & Company (John Deere) since 2000, a company that is a world leader in providing advanced products and services to customers whose work is linked to the land—those who cultivate, harvest, transform, enrich and build upon the land to meet the world's dramatically increasing need for food, fuel, shelter and infrastructure.  He also serves as a director of various non-profit organizations.  Mr. Jenkins brings to the Board significant legal, risk management, public company reporting and corporate governance expertise and experience derived primarily from his current service as General Counsel at John Deere and former service as Vice President, General Counsel and Corporate Secretary at Dow Corning Corporation.

Dennis J. Martin, age 61, has been a Director of the Corporation since 2000.  Mr. Martin has been the President and Chief Executive Officer since November 2010 and a Director since 2008 of Federal Signal Corporation (Federal Signal), a leading global designer and manufacturer of products and total solutions serving municipal, governmental, industrial and institutional customers.  Previously, from 2005 to November 2010, he was Vice President of BD Martin Group LLC, a management consulting company.  Since 2008, Mr. Martin has been a director of Coleman Cable, Inc., a manufacturer and innovator of electrical and electronic wire and cable products.  Mr. Martin brings to the Board chief executive officer experience through his current leadership of Federal Signal and former role as Chairman, President and Chief Executive Officer of General Binding Corporation and considerable sales, marketing and operations expertise in office products and diversified industrial manufacturing companies.  He is considered a lean business expert.  Mr. Martin also brings to the Board finance and corporate governance experience through his service on the audit, finance and compensation committees of another public company.

Abbie J. Smith, age 58, has been a Director of the Corporation since 2000.  Ms. Smith has been a Chaired Professor of The University of Chicago Booth School of Business, a national leader in higher education and research, since 1999.  She is a director of DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Ryder System, Inc., a commercial transportation, logistics and supply chain management solutions company.  Ms. Smith is also a trustee of The UBS Funds (Chicago), UBS Relations Trust, UBS SMA Relationship Trust and Fort Dearborn Income Securities, Inc.  Ms. Smith brings to the Board considerable financial and corporate governance expertise based primarily on her extensive research and teaching at the University of Chicago and her service on mutual fund complex and other public company audit, performance, finance and nominating committees.  Although she does not currently serve on the Corporation's Audit Committee, she qualifies as an "audit committee financial expert."

Ms. Francis and Messrs. Calado, Porcellato and Stern comprise a class of Directors whose terms will expire at the Corporation's 2014 annual meeting of shareholders.

Miguel M. Calado, age 56, has been a Director of the Corporation since 2004.  Mr. Calado has been a Director and the Chief Financial Officer of Hovione SA, an international fine chemicals company with manufacturing facilities and offices in the United States, Europe and Asia, since 2006.  He has been an advising partner of The Trion Group, a strategic management consulting group based in Dallas, Texas, since 2006 and President of GAMCAL, LLC, an investment company, since 2006.  He also serves as a member of the Advisory Board for the Business School of Catholic University of Portugal.  Mr. Calado brings to the Board extensive international, general management, manufacturing and financial expertise derived primarily from his current service as Chief Financial Officer of an international manufacturing company and prior service in various roles at several large, packaged and consumer goods public companies.  Such roles and companies include Executive Vice President and President, International for Dean Foods Company and several international finance roles for PepsiCo, Inc., including Senior Vice President, Finance and Chief Financial Officer, PepsiCo Foods International.  Mr. Calado also qualifies as an "audit committee financial expert."

Cheryl A. Francis, age 58, has been a Director of the Corporation since 1999.  Ms. Francis has been an independent business and financial advisor since 2000 and the Co-Chairman of the Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow's business leaders, since 2008.  Previously, from 2002 to 2008, she was the Vice Chairman of the Corporate Leadership Center.  Ms. Francis is a director of Aon Corporation, the leading global provider of risk management services, insurance and reinsurance brokerage, and human resources solutions and outsourcing, and Morningstar, Inc., a leading provider of independent investment research in North America, Europe, Australia and Asia.  Ms. Francis brings to the Board significant financial expertise based primarily on her prior role as Chief Financial Officer of R.R. Donnelley & Sons Company and service on the audit and finance committees of other public companies.  She also brings to the Board corporate governance experience through her service on the compensation and governance committees of other public companies.  Although she does not currently serve on the Corporation's Audit Committee, she qualifies as an "audit committee financial expert."

Larry B. Porcellato, age 53, has been a Director of the Corporation since 2004.  Mr. Porcellato has been the Chief Executive Officer of The Homax Group, Inc. (Homax), a leading specialty application consumer products supplier to the home care and repair markets, since January 2009.  Previously, from February 2007 to December 2008, he was an independent business consultant and, from 2002 to January 2007, he was the Chief Executive Officer of ICI Paints North America (ICI Paints), a manufacturer and distributor of decorative coatings and a subsidiary of Imperial Chemical Industries PLC.  Mr. Porcellato is a director of OMNOVA Solutions, Inc., an innovator of emulsion polymers, specialty chemicals and decorative and functional surfaces for a variety of commercial, industrial and residential end uses.  Mr. Porcellato brings to the Board chief executive officer experience in the building products industry through his current leadership of Homax and his former role as Chief Executive Officer of ICI Paints and financial expertise derived primarily from his service on the audit committee of another public company and previous finance and division leadership roles at other public companies.  He also brings to the Board international and marketing expertise derived primarily from his service in various international and marketing roles at Rubbermaid Incorporated and Braun Canada Inc. and corporate governance experience through his service on the compensation and governance committees of another public company.

Brian E. Stern, age 64, has been a Director of the Corporation since 1998.  From May 2008 to May 2011, he served as Lead Director of the Board.  Mr. Stern has been a director of Starboard Capital Partners, LLC, a financial sponsor that initiates, finances and partners with management and private equity investors in the acquisition of companies, since July 2007.  He is a director and investor in two private companies, ESP (North Carolina) and Blackrock Microsystems LLC (Utah).  Previously, from 2004 to June 2007, Mr. Stern was the Senior Vice President, Xerox, Fuji Xerox Operations of Xerox Corporation (Xerox), a developer, marketer, manufacturer, financier and servicer of document processing products and services.  Mr. Stern brings to the Board significant knowledge of the office products and office supplies industry and expertise in product development, sales and marketing derived primarily from his service in various roles for Xerox.  He also has substantial experience in international operations, manufacturing, channels of distribution and general management, also based primarily on his service at Xerox.

Departing Director

Gary M. Christensen is retiring from the Board at the expiration of his term in accordance with the HNI Corporation Corporate Governance Guidelines (the "Governance Guidelines") and is not standing for re-election.  His term as a Director will expire at the Meeting on May 8, 2012.

INFORMATION REGARDING THE BOARD

Director Independence

In addition to complying with NYSE listing standards pertaining to director independence, the Corporation adopted the Categorical Standards, which are attached as Exhibit A to the Governance Guidelines and available on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Governance Guidelines."  Under the Categorical Standards, the following relationships will not, in and of themselves, be considered material relationships, unless otherwise expressly provided for with respect to a particular interest or relationship, under the NYSE listing standards:

·
contributions or payments (including the provision of goods and services) by the Corporation to a charitable organization (including a foundation), a university or other not-for-profit organization in which a Director or a Director's immediate family member is a director, trustee, officer or employee, unless the contribution or payment (excluding matching gifts) was:

o	made to an entity for which the Director or the Director's spouse currently serves as a director, trustee or officer and he or she served in such position at the time of the contribution or payment;
o	made within the three fiscal years preceding the date of any determination; and
o
in an amount exceeding the greater of $1,000,000 or two percent of the charitable organization's aggregate annual charitable receipts during the organization's last completed fiscal year prior to the date of the contribution or payment; and

·
other business relationships between a Director or a Director's immediate family member and the Corporation, such as a purchase by the Corporation of products or services, including consulting, legal or financial advisory services, unless:

o
the Director or the Director's spouse is a partner, officer or ten percent owner of a company or firm providing such products or services, and he or she held such position at any time within the 12 months preceding the date of any determination;

o	the products or services were provided within the three fiscal years preceding the date of any determination; and
o
the products or services provided during any 12-month period were in an aggregate amount exceeding the greater of $1,000,000 or one percent of such company's or firm's consolidated gross revenues for its last completed fiscal year.

The Categorical Standards do not include business relationships with the Corporation's internal or external auditors, which are covered by the NYSE listing standards.

Under the Governance Guidelines, at least three-fourths of the Directors must meet the NYSE listing standards pertaining to director independence and the Categorical Standards.  The Board has determined each of the following persons has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) and is independent under the NYSE listing standards and the Categorical Standards:

·
non-management Directors:  Mary H. Bell, Miguel M. Calado, Gary M. Christensen, Cheryl A. Francis, James R. Jenkins, Dennis J. Martin, Larry B. Porcellato, Abbie J. Smith and Brian E. Stern (each of whom are current members of the Board) and Ronald V. Waters III (current member of the Board standing for re-election); and

·	members of the Corporation's Audit Committee (the "Audit Committee"), Human Resources and Compensation Committee (the "Compensation Committee") and Governance Committee.

Mr. Askren, the Corporation's Chairman, President and Chief Executive Officer, does not meet such independence standards because he is a member (i.e., employee) of the Corporation.

Board Committees

The Board has three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee.  The Governance Committee fulfills the role of a nominating committee.  Each committee operates under a written charter, which has been approved by the Board.  The Board reviews each committee charter at least annually.  Current copies of the committees' charters can be found on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."  Shareholders may request a paper copy of the Board's committees' charters by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.  During the fiscal year ended December 31, 2011 ("Fiscal 2011"), each Director attended all of the meetings for the committees on which such Director served as well as all Board meetings.

Audit Committee.  The Audit Committee is comprised of Miguel M. Calado, Chairperson, Mary H. Bell and James R. Jenkins.  The Board has determined each Audit Committee member is "independent" as independence for audit committee members is defined by the NYSE listing standards pertaining to director independence, in applicable SEC rules and under the Categorical Standards.  The Board has determined all members of the Audit Committee are financially literate under NYSE listing standards.  The Board has also determined Mr. Calado is an "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K.  In accordance with the Audit Committee Charter, none of the Audit Committee members serve simultaneously on audit committees of more than three public companies.  The Audit Committee met eight times during Fiscal 2011.  The Audit Committee appoints the Corporation's independent registered public accountant and reviews the independent registered public accountant's performance, independence, fees and audit plans.  The Audit Committee also reviews the annual and quarterly financial statements; internal audit staffing, plans and reports; nonaudit services provided by the independent registered public accountant; the Corporation's insurance coverage; and any other financial matters as directed by the Board.

Human Resources and Compensation Committee.  The Compensation Committee is comprised of Abbie J. Smith, Chairperson, Cheryl A. Francis, Dennis J. Martin and Brian E. Stern.  Each member of the Compensation Committee is an independent director as that term is defined by the NYSE listing standards pertaining to director independence and under the Categorical Standards.  In addition, each member qualifies as an "outside director" for purposes of Section 162(m) and a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").  The Compensation Committee met five times during Fiscal 2011.  The Compensation Committee reviews executive compensation, executive succession planning, benefit programs for all members, management's recommendations on election of officers and human resources development and oversees evaluation of the Chairman and CEO by the Board.

Public Policy and Corporate Governance Committee.  The Governance Committee is comprised of Larry B. Porcellato, Chairperson, Gary M. Christensen and Ronald V. Waters, III.  Each member of the Governance Committee is an independent director as that term is defined by the NYSE listing standards pertaining to director independence and under the Categorical Standards.  The Governance Committee met four times during Fiscal 2011.  The Governance Committee serves as the nominating committee and identifies individuals qualified to serve as Directors of the Corporation consistent with criteria approved by the Board; recommends director nominees to the Board for the next annual meeting of shareholders; develops and recommends to the Board corporate governance principles applicable to the Corporation; and oversees the Corporation's finance policy, capital structure and evaluation of the Board and the Corporation by the Directors.

Processes and Procedures for the Consideration and Determination of Director Compensation by Governance Committee

The Governance Committee is responsible for annually reviewing the compensation paid to Directors for service on the Board and for recommending changes to such compensation to the Board, if appropriate.  The Board is responsible for approving Director compensation based on recommendations of the Governance Committee.  Neither the Governance Committee nor the Board delegates its authority with respect to setting Director compensation to any other person or group.  However, the Corporation's management may, at the request of the Governance Committee, assist the Governance Committee in its review of Director compensation, which may include recommending changes to such compensation.  Although it has not done so recently, the Governance Committee has authority to retain and terminate any consultant to assist in the evaluation of the compensation and benefits for Directors and to approve the consultant's fees and other retention terms.

Processes and Procedures for the Consideration and Determination of Executive Compensation by Compensation Committee

The Compensation Committee is responsible for developing and implementing the Corporation's compensation policies and programs for the Chairman and CEO and other senior executives as further discussed throughout the Compensation Discussion and Analysis (the "CD&A") which begins on page 17 of this Proxy Statement.  With regard to senior executives, other than the Chairman and CEO, the Compensation Committee reviews and considers management's recommendation, assesses the compensation of such senior executives and approves compensation and benefit levels consistent with the Corporation's compensation philosophy and necessary to attract and retain senior executives.  This includes determining the following, without the need for approval or ratification by the Board:

·	total compensation, including base salaries, and benefit levels for senior executives who report to the Chairman and CEO;
·	HNI Corporation Annual Incentive Plan (the "Incentive Plan") and HNI Corporation Long-Term Performance Plan (the "Performance Plan") participants, targets and aggregate award levels; and
·	participants and awards under the HNI Corporation Supplemental Income Plan (the "SIP").

For all senior executives, including the Chairman and CEO, the Compensation Committee recommends stock option or other equity compensation awards under the HNI Corporation 2007 Stock-Based Compensation Plan (the "2007 Compensation Plan") to the Board for approval.  The Compensation Committee also reviews and approves the base salaries for other executive officers of the Corporation who are subject to Section 16 of the Exchange Act and who do not report directly to the Chairman and CEO.

With regard to the Chairman and CEO, at least annually the Compensation Committee:

·	reviews and recommends to the Board:
o	corporate goals and objectives relevant to Chairman and CEO compensation; and
o	compensation and benefits for the Chairman and CEO, including base salary, Incentive Plan, Performance Plan and SIP awards and stock option or other equity compensation awards under the 2007 Compensation Plan;

·
evaluates the Chairman and CEO's performance in light of such goals and objectives and, together with other independent Directors, approves the Chairman and CEO's compensation and benefits based on this evaluation and the Compensation Committee's recommendation;

·	reviews the Chairman and CEO's performance evaluation form;
·	issues the Chairman and CEO performance evaluation form to all independent Directors;
·	compiles and reviews the Chairman and CEO performance evaluation results;
·	reviews the Chairman and CEO performance evaluation results with the Board for additional comment; and
·	Chairperson reviews the Board's evaluation results of the Chairman and CEO's performance with the Chairman and CEO.

In determining the long-term component of Chairman and CEO compensation, the Compensation Committee, together with the other independent Directors, considers the Corporation's performance and relative shareholder return, the value of similar awards granted to chairmen and chief executive officers at comparable companies and the awards granted to the Chairman and CEO in past years.  Until February 2010, the Compensation Committee primarily used the Compensation Analysis (as described under "Incentive Compensation in General" on page 21 of this Proxy Statement) to evaluate the competitiveness of the long-term incentive component of the Chairman and CEO's compensation.  Beginning in February 2010, the Compensation Committee used an analysis prepared by Frederic W. Cook & Co., Inc., ("Frederic W. Cook"), a national compensation consulting firm, in connection with the Compensation Committee's and the Board's review of the Chairman and CEO's compensation as further described below under "Role of Compensation Consultants."

Neither the Compensation Committee nor the Board delegates its authority with respect to determining executive compensation to any other person or group.  However, the Corporation's management does assist the Compensation Committee in its review and determination of executive compensation, which may include recommending changes to such compensation.

Role of Compensation Consultants.  The Compensation Committee's Charter provides the Compensation Committee shall have sole authority to retain any outside compensation consultants who offer advice on compensation levels and benefits for the Chairman and CEO or other senior executives and approve the consultant's fees and other retention terms.  Any other consulting services by such compensation consultants must be approved in advance by the Compensation Committee Chairperson.  The Compensation Committee did not retain the services of a compensation consultant during Fiscal 2011.

In the fourth quarter of the Corporation's fiscal year ended January 2, 2010 ("Fiscal 2009") and the first quarter of the Corporation's fiscal year ended January 1, 2011 ("Fiscal 2010"), the Compensation Committee and the Board, having engaged Frederic W. Cook, conducted an overall review of the Chairman and CEO's compensation, including base salary and annual and long-term incentive compensation (the "CEO Compensation Review").  As a part of the review, Frederic W. Cook collected and analyzed market information on several elements of total compensation for chairmen and chief executive officers, including base salary, annual incentive compensation and long-term incentive compensation.  Based in part on the findings and analysis of Frederic W. Cook, the Compensation Committee recommended to the Board for approval a change to annual base salary and long-term incentive compensation award target for the Chairman and CEO.  For additional information regarding the decision by the Compensation Committee to recommend and the Board to change the Chairman and CEO's annual base salary, see "Base Salary – Base Salary Changes for Fiscal 2011" on page 21 of this Proxy Statement and long-term incentive compensation award target, see "Incentive Compensation in General" on page 21 of this Proxy Statement.  Frederic W. Cook did not provide any additional services to the Corporation or its affiliates in Fiscal 2009 or Fiscal 2010.

For additional details regarding the process and procedures followed by the Compensation Committee in establishing the Corporation's compensation policies and programs for the Chairman and CEO and other senior executives, see the Compensation Committee's Charter, which is posted on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."

Board Leadership Structure

The Corporation's current board leadership structure consists of a combined chairman and chief executive officer position and ten independent Directors, one of which has been designated as the Lead Director.

While certain of the conventional functions for the Chairman have been shared by all Directors, the Chairman position has traditionally been held by the Corporation's CEO.  The Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Corporation, which allows for a single, clear focus for management to execute the Corporation's strategy and business plans.  The Board believes this leadership structure has contributed to the long-term growth and financial success of the Corporation.

The Corporation has strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent dominance of the Board by management.  All Directors, with the exception of the Chairman, are independent as defined under NYSE listing standards pertaining to director independence and the Categorical Standards, and all committees of the Board are made up entirely of independent Directors.  In addition, the Board and the Governance Committee have assembled a board comprised of strong and sophisticated Directors who are currently or have recently been leaders of major companies or institutions, are independent thinkers and have a wide range of expertise and skills.

In February 2005, the Board adopted Lead Director Guidelines and appointed a Lead Director at its May 2005 meeting from the ranks of its independent Directors.  The Lead Director's duties and responsibilities include:

·	presiding at all meetings of the independent Directors;
·	communicating to the Chairman and CEO the substance of the discussions and consensus reached at the meetings of independent Directors;
·
encouraging the independent Directors and the Chairman and CEO to communicate with each other at any time and to act as principal liaison between the independent Directors and the Chairman and CEO on sensitive matters;

·	providing input to the Chairman and CEO on preparation of agendas for Board and committee meetings;
·	presiding at Board meetings when the Chairman and CEO is not in attendance;
·	acting as spokesperson for the Corporation in the event the Chairman and CEO is unable to act due to conflict of interest or incapacity; and
·	receiving and responding to communications from interested parties to the independent Directors.

Ronald V. Waters, III has been the Lead Director since May 2011.  From May 2008 until May 2011, Brian Stern served as the Lead Director, and from May 2005 until May 2008, Gary Christensen served as the Lead Director.

The Board regularly meets in executive session without the presence of management.  The Lead Director presides at these meetings and provides the Board's guidance and feedback to the Chairman and CEO and the Corporation's management team.  Further, the Board has complete access to the Corporation's management team.  At each Board and/or committee meeting, Directors receive valuable information and insight from management on matters impacting the Corporation as well as current and future issues.

Given the strong leadership of the Chairman and CEO, the counterbalancing role of the Lead Director and a Board comprised of strong and independent Directors, the Board believes it is in the best long-term interests of the Corporation and its shareholders to maintain a combined role of Chairman and CEO.

Board's Role in Risk Oversight

The Board administers its risk oversight role primarily through its committee structure and the committees' regular reports to the Board at each quarterly Board meeting.  The Audit Committee meets frequently during the year (eight times in Fiscal 2011) and discusses with management, the Corporation's Vice President, Internal Audit, and the Corporation's independent registered public accountant:

·	current business trends affecting the Corporation;
·	major risks facing the Corporation;
·	steps management has taken to monitor and control such risks; and
·	adequacy of internal controls that could significantly affect the Corporation's financial statements.

At least annually, the Board discusses with management the appropriate level of risk relative to our corporate strategy and business objectives and reviews with management the Corporation's existing risk management processes and their effectiveness.  The Audit Committee also reviews the Corporation's enterprise risk management process for identification of and response to major risks.  The Audit Committee Chairperson provides the Board with a report concerning its risk oversight activities at each quarterly Board meeting.  In addition, the Compensation Committee Chairperson provides the Board with a report on compensation, including risk, annually.

Compensation Risk Assessment

A senior management team, under the oversight of the Compensation Committee, annually conducts a risk assessment of the Corporation's compensation policies and practices to ensure they do not encourage excessive risk taking by members which could result in a material adverse effect on the Corporation.  Members of the management team conducting the assessment include the Corporation's Vice President – Member and Community Relations, Director – Enterprise Risk Management, Vice President – Financial Reporting, Vice President – Internal Audit and Senior Counsel – Securities.  As part of the assessment, management:

·	inventories the known risks facing the Corporation that relate specifically to compensation policies and practices;
·	identifies and evaluates all of the Corporation's compensation program features and other practices and controls used to monitor and mitigate the risks identified in the risk inventory; and
·
determines whether any of the risks relating to the Corporation's compensation policies and practices, as managed, are reasonably likely to have a material adverse effect on the Corporation as a whole.

In the latest compensation risk assessment completed in January 2012, management identified program features and other practices and controls which monitor and mitigate compensation-related risk, including:

·	overall compensation levels competitive with the market;
·	stock ownership guidelines for senior executives and an insider trading policy for all members;
·	a compensation recovery policy in the event of a financial restatement due to fraud or intentional misconduct;
·	a compensation mix balanced among:
o	fixed components comprised primarily of salary and benefits;
o	annual incentives that reward Corporation or operating unit financial performance (60 percent) and individual performance (40 percent);
o	long-term incentives that reward Corporation financial performance over a three-year period; and
o	equity awards in the form of stock options that cliff-vest four years and expire ten years after the grant date and restricted stock that cannot be sold by executives until they leave the Corporation;
·
incentive programs using financial measures with sliding scales, with amounts interpolated for payouts between minimum, target and maximum (payout minimum of 25 percent of target with cap at 200 percent of target for both the financial component of annual incentive compensation awards under the Incentive Plan and long-term incentive compensation awards under the Performance Plan);

·	individual strategic objective component of the annual incentive compensation award under the Incentive Plan capped at 125 percent of target;
·
Board discretion to reduce both annual and long-term incentive compensation award payouts under the Incentive Plan and the Performance Plan, respectively, when such reduction would be appropriate based on the recipient's performance or behavior immediately following the performance period or to account for an extraordinary or unanticipated event (e.g., one-time gain on sale of asset);

·	effective management processes for developing strategic and annual operating plans and strong internal financial controls; and
·	oversight of the Corporation's compensation programs by the Compensation Committee and the Board.

Based on the latest compensation risk assessment completed in January 2012, both management and the Compensation Committee believe the risks arising from the Corporation's compensation policies and practices, as managed, are not reasonably likely to have a material adverse effect on the Corporation.

Board Meetings

The Board held four regular meetings and no special meetings during Fiscal 2011.  All Directors attended 100 percent of the total number of meetings of the Board, and each Director attended all meetings of any committee on which he or she served.

In accordance with the NYSE listing standards regarding corporate governance, the Corporation's non-management Directors meet at regularly scheduled executive sessions without management present.  Mr. Waters, Lead Director, presides at these executive sessions.  The Corporation's non-management Directors met four times during Fiscal 2011.

Director Attendance at Annual Meetings of Shareholders

All Directors are encouraged to attend annual meetings of shareholders when possible.  Directors may attend either in person or by telephone.  Last year every Director attended the 2011 Annual Meeting in person.

Shareholder Communications with the Board

Shareholders and interested parties may communicate with the Lead Director, the Chairperson of the Governance Committee and the Vice President, General Counsel and Secretary, or with the Corporation's non-management Directors as a group, by sending an email to "BoardOfDirectors@hnicorp.com" or by writing to Lead Director, Chairperson of the Governance Committee, Vice President, General Counsel and Secretary or Non-Management Directors at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, Attention:  Corporate Secretary.  All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents are a message to the Directors.  Any communications not in the nature of advertising or promotions of a product or service will be promptly forwarded to the appropriate party.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Corporation has adopted a written policy (the "Policy") for review of transactions between the Corporation (including the Corporation's subsidiaries) and its Directors, executive officers and other related persons.  The transactions subject to the Policy include any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Corporation in which any Director, executive officer or other related person has a direct or indirect material interest except:

·	transactions available to all members generally;
·	transactions involving less than $100,000 when aggregated with all similar transactions;
·	transactions involving compensation or indemnification of executive officers and Directors duly authorized by the appropriate Board committee;
·	transactions involving reimbursement for routine expenses in accordance with Corporation policy; and
·	purchases of any products on the same terms available to all members generally.

The Corporation's Office of the General Counsel (the "General Counsel") performs the initial review of all transactions subject to the Policy.  Factors to be considered by the General Counsel in reviewing the transaction include:

·
whether the transaction is in conformity with the Corporation's Collective & Personal Integrity Manual (the code of business conduct and ethics) (the "Ethics Code"), the Governance Guidelines, the By-laws and other related policies, including Outside Business Activities of Officers and Managers, Outside Directorships of Officers and Conflicts of Interest, and is in the best interests of the Corporation;

·	whether the transaction would be in the ordinary course of the Corporation's business;
·	whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;
·	the disclosure standards set forth in Item 404 of Regulation S-K or any similar provision; and
·
whether the transaction could call into question the status of any Director or Director nominee as an independent director under the NYSE listing standards pertaining to director independence and the Categorical Standards.

After reviewing the terms of the proposed transaction and taking into account the factors set forth above, the General Counsel will either:

·
approve the transaction if entered into in the ordinary course of business, for an aggregate amount of $120,000 or less and on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;

·	disallow the transaction if not in the best interests of the Corporation;
·	recommend the Audit Committee review the transaction in advance; or
·	allow the transaction, subject to ratification by the Audit Committee, but only if the interests of the Corporation will be best served by allowing the transaction to proceed.

At each regularly scheduled Audit Committee meeting, the General Counsel reports each known transaction to be entered into by the Corporation and to be considered by the Audit Committee, including the proposed aggregate value of each transaction and any other relevant information.  After review, the Audit Committee approves, ratifies or disallows each such transaction in accordance with the guidelines set forth above.

For purposes of the Policy, an "executive officer" is an executive officer of the Corporation subject to Section 16 of the Exchange Act.

For purposes of the Policy, a "related person" is:

·	an executive officer, Director or Director nominee of the Corporation;
·
a person who is an immediate family member (including a person's spouse, parents, stepparents, children, stepchildren, siblings, fathers- and mothers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than members) who share such person's home) of an executive officer, Director or Director nominee;

·	a shareholder owning in excess of five percent of the Corporation's voting securities (or its controlled affiliates), or an immediate family member of such five percent shareholder; or
·	an entity which is owned or controlled by a related person or an entity in which a related person has a substantial ownership interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no related person transactions to report during Fiscal 2011.

CODE OF BUSINESS CONDUCT AND ETHICS

The Corporation maintains the Ethics Code as part of its corporate compliance program.  The Ethics Code applies to all Directors and members (i.e., employees), including the Corporation's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Ethics Code is available on the Corporation's website at www.hnicorp.com, under "Corporate Governance—Code of Conduct."  The Corporation intends to disclose amendments to or waivers of the Ethics Code granted to the individual executive officers listed above and the Directors on the Corporation's website within four business days of such amendment or waiver.  Shareholders may request a paper copy of the Ethics Code by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.

ANTI-HEDGING POLICY

The Corporation's insider trading policy prohibits certain hedging transactions.  Specifically, the Corporation prohibits any members or directors, or their designees, from engaging in short-term or speculative transactions involving the Corporation's securities, including short sales, margin transactions and buying put or call options.

CORPORATE GOVERNANCE GUIDELINES

The Governance Guidelines are available on the Corporation's website at www.hnicorp.com, under "Corporate Governance—Governance Guidelines."  Shareholders may request a paper copy of the Governance Guidelines by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.

PROPOSAL NO. 2 – RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2012

The Audit Committee has selected PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for Fiscal 2012.

The Board proposes the shareholders ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP to serve as the Corporation's independent registered public accountant for Fiscal 2012.  The Audit Committee is directly responsible for the appointment of the independent registered public accountant.  Although shareholder ratification of the Audit Committee's selection of the independent registered public accountant is not required by the By-laws or otherwise, the Corporation is submitting the selection of PricewaterhouseCoopers LLP to its shareholders for ratification to permit shareholders to participate in this important decision.  If the shareholders fail to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for Fiscal 2012 at the Meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accountant.  Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2012.

AUDIT COMMITTEE REPORT

The Board has adopted a written charter for the Audit Committee.  A current copy of the charter is available on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."  The primary functions of the Audit Committee are set forth in its charter and on page 16 of this Proxy Statement under "Information Regarding the Board – Board Committees."

All members of the Audit Committee are independent as defined in Section 303A.02 of the NYSE Listed Company Manual, Exchange Act Rule 10A-3(b)(1) and the Categorical Standards.

Management has represented to the Audit Committee the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Corporation's independent registered public accountant.  Management has also represented it has assessed the effectiveness of the Corporation's internal control over financial reporting as of December 31, 2011, and has determined that, as of that date, the Corporation maintained effective internal control over financial reporting.  The Audit Committee has reviewed and discussed with management and the Corporation's independent registered public accountant this assessment of internal control over financial reporting.  The Audit Committee has also discussed with the Corporation's independent registered public accountant its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the Corporation's independent registered public accountant in accordance with regulations promulgated by the SEC and the Public Company Accounting Oversight Board (the "PCAOB") including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee received and reviewed the written disclosures and the letter from the Corporation's independent registered public accountant required by applicable requirements of the PCAOB regarding the Corporation's independent registered public accountant's communications with the Audit Committee concerning independence and discussed with the Corporation's independent registered public accountant its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board the consolidated financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

AUDIT COMMITTEE
Miguel M. Calado, Chairperson
Mary H. Bell
James R. Jenkins

FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP

The following table sets forth the aggregate fees billed to the Corporation for the audit and other services provided by PricewaterhouseCoopers LLP for Fiscal 2011 and for Fiscal 2010:

	Fiscal 2011	Fiscal 2010
Audit Fees (1)	$1,188,233	$1,119,549
Audit-Related Fees (2)	$287,513	-
Tax Fees (3)	$316,715	-
All Other Fees	-	-
Total	$1,792,461	$1,119,549

(1)
Audit fees represent fees for professional services provided in connection with the audit of the annual financial statements, review of quarterly financial statements and audit services provided in connection with other statutory and regulatory filings or engagements.

(2)	Audit-related fees represent accounting consultations and financial due diligence.
(3)	Tax fees represent fees billed for tax compliance, tax advice and tax planning.

Pre-Approval of Fees

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Corporation's independent registered public accountant and associated fees.  The delegated member or members must report any such pre-approvals of audit-related or non-audit related services and fees to the Audit Committee at its next scheduled meeting.  All of the fees incurred in Fiscal 2011 and Fiscal 2010 were approved by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The following discusses and analyzes the compensation of the Named Executive Officers for Fiscal 2011, including decisions made in determining Fiscal 2011 compensation for each Named Executive Officer, and provides an overview of our compensation philosophy and the elements of our compensation program for executive officers.  For Fiscal 2011, our named executive officers were:

Name	Title
Stan A. Askren	Chairman, President and Chief Executive Officer, HNI Corporation
Kurt A. Tjaden	Vice President and Chief Financial Officer, HNI Corporation
Bradley D. Determan	Executive Vice President, HNI Corporation President, Hearth & Home Technologies Inc.
Jerald K. Dittmer	Executive Vice President, HNI Corporation President, The HON Company
Marco V. Molinari	Executive Vice President, HNI Corporation President, HNI International Inc.

Our Named Executive Officer compensation program for Fiscal 2011 reflects our pay for performance philosophy, with a substantial portion of each Named Executive Officer's compensation opportunity tied to the achievement of objective financial and personal strategic goals and the creation of long-term value for our shareholders.  Last year, our shareholders voiced their support for our pay for performance compensation program—approximately 87% of votes cast approved the compensation of our Named Executive Officers.  Based on the Corporation's compensation philosophy, the Compensation Committee awarded a majority of each Named Executive Officer's compensation opportunity in Fiscal 2011 in the form of performance-based annual and long-term awards (under the Incentive Plan and the Performance Plan) and stock options (under the 2007 Compensation Plan) to incentivize long-term value creation for shareholders.

Under our Incentive Plan for Fiscal 2011, 60% of each annual award opportunity was based on the economic profit of the Corporation or one or more of its operating units and 40% of each annual award opportunity was based on achievement of pre-determined individual goals.  For the purposes of our Incentive Plan, the Corporation achieved economic profit of $(5,348,000) in Fiscal 2011, which reflects a significant improvement over economic profit of $(25,982,000) for Fiscal 2010.  This level of economic profit exceeded the target level.  The Named Executive Officers also earned awards based on their individual goals ranging from 95% to 120% of target.  Based on economic profit and achievement of individual goals, Mr. Askren received an annual cash incentive award equal to 119% of his target award; Mr. Tjaden received an annual cash incentive award equal to 109% of his target award; Mr. Determan received an annual cash incentive award equal to 160% of his target award; Mr. Dittmer received an annual cash incentive award equal to 83% of his target award; and Mr. Molinari received an annual cash incentive award equal to 144% of his target award.

The Compensation Committee believes long-term incentive award opportunities available to Named Executive Officers should be tied to financial performance of the Corporation and creation of long-term value for shareholders.  In Fiscal 2011, the Compensation Committee provided 75% of each Named Executive Officer's long-term incentive compensation opportunity in the form of stock options and 25% of each Named Executive Officer's long-term incentive compensation opportunity in the form of performance-based cash awards.  The stock options vest in February 2015.  The cash-based portion of the award is earned based on three annual performance periods.  Actual performance will be measured each year, with one-third of the cash-based award earned on December 31, 2011 based upon that year's economic profit achievement, one-third earned on December 31, 2012 based upon that year's economic profit achievement and one-third earned on December 31, 2013 based upon that year's economic profit achievement.  Actual achievement for each year in the three-year performance period may range from 0% to 200% of one-third of the cash-based award target.  The Board established economic profit targets in 2011 for each year in the three-year performance period.  The minimum economic profit achievement level required to earn a payout for any performance year is 25%.  While a portion of the cash-based award may be earned each year, no portion of the award will be paid out until the first quarter of fiscal year 2014, and a Named Executive Officer must remain continuously employed by the Corporation through December 31, 2013 to receive payout of the cash-based award.

Base salary represented no more than 32% of any Named Executive Officer's target direct compensation.  Base salary for each Named Executive Officer was below the median for, in the case of Mr. Askren, the companies included in the CEO Compensation Review and, in the case of the other Named Executive Officers, the companies included in the Survey Reports (as defined below under "Role of Benchmarking").

The significant portion of each Named Executive Officer's Fiscal 2011 compensation opportunity tied to achievement of objective financial and personal strategic goals and creation of long-term value for our shareholders demonstrates the commitment of the Corporation and the Compensation Committee to paying for performance.  The Corporation, Board and Compensation Committee also continue to demonstrate a commitment to including good governance standards in the Corporation's compensation program:

·	No perquisites. The Compensation Committee continues to reflect the Corporation's culture by not offering any perquisites to Named Executive Officers, other than standard relocation assistance.

·
Executive Stock Ownership Guideline.  Each Named Executive Officer is expected to achieve a specified level of stock ownership (4x base salary for Mr. Askren and 2x base salary for each other Named Executive Officer) within a specified time to ensure alignment of interests with our shareholders.  As of the Record Date, each Named Executive Officer who has been in his position for the requisite time period has achieved the specified level of ownership.  The Compensation Committee retains the flexibility to restructure awards for any Named Executive Officer not on track to meet the guideline ownership level.

·
Compensation Risk Assessment.  The Compensation Committee remains committed to monitoring our compensation program for risk and oversees a multi-disciplinary management team in performing a robust annual assessment.

·
Anti-Hedging.   We view stock ownership by executive officers and Directors as important to aligning their interests with our shareholders.  We have adopted a policy prohibiting any members (including the Named Executive Officers) or Directors from engaging in short-term or speculative transactions involving the Corporation's securities, including short sales, margin transactions and buying put or call options.

·
Clawbacks.  If financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based compensation paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that led to the restatement and may, to the extent permitted by applicable law, seek recoupment of amounts paid in excess of the amounts that would have been paid based on the restated financial results.

Overview of Objectives

Our executive compensation program is designed to support annual and long-term business goals by rewarding our executives for their contribution to achievement of objective financial goals, achievement of personal strategic goals and creation of long-term value for our shareholders.  The objectives of our executive compensation program are to:

·	attract, motivate and retain highly qualified executives;
·	link total compensation to both individual performance and the performance of the Corporation or relevant operating unit or operating segment;
·	appropriately balance incentives for short- and long-term performance; and
·	align executive and shareholder interests by including equity as a component of total compensation.

The Corporation held its first advisory (nonbinding) vote to approve Named Executive Officer compensation at the 2011 Annual Meeting.  Approximately 87% of the votes cast by our shareholders were in favor of the compensation program for our Named Executive Officers described in the Corporation's proxy statement for the 2011 Annual Meeting.  The Compensation Committee reviewed its Named Executive Officer compensation decisions with respect to Fiscal 2011 in light of this substantial shareholder support and further considered the results of the advisory vote when making Named Executive Officer compensation decisions in early Fiscal 2012.  Given the significant shareholder support voiced through the advisory vote on Named Executive Officer compensation, the Compensation Committee continued to apply many of the same principles in determining the amounts and structure of executive compensation and renewed its commitment to paying for performance.

Elements of Compensation Program

Our executive compensation program includes three key elements:

·	base salary;
·	short-term or annual performance-based compensation under the Incentive Plan; and
·	long-term incentive compensation under the Performance Plan and the 2007 Compensation Plan.

We believe total compensation is the key factor in determining the level of compensation for our executives and, using the market compensation survey reports described below, consider all three elements of executive compensation in determining the amounts for each individual element.

Our executive compensation strategy is to target total compensation, including base salary, short- and long-term incentive compensation, at approximately 100 percent of the market median.  Our compensation strategy emphasizes pay for performance by setting annual base salaries at approximately 90 percent of the market median and allocating a greater portion of executive compensation to performance-based incentive compensation components.

Role of Benchmarking

The Compensation Committee, with the assistance of the Corporation's Member and Community Relations Department (the "MCR Department"), annually monitors the market level of base salaries and short- and long-term incentive compensation using the following commercially available, broad-based, comparative market compensation survey reports developed by independent professional organizations and covering more than 3,000 companies over a broad range of industries (collectively, the "Survey Reports"):

·	Towers Watson, U.S. Compensation Data Bank – General Industry Executive Database – Single Regression Report dated March 1, 2011;
·	Mercer Human Resource Consulting ("Mercer"), – US Mercer Benchmark Database – Executive Compensation Survey dated March 1, 2011; and
·	Towers Watson Data Services – CompSource Online – Survey Report on Top Management Compensation dated April 1, 2011.

For purposes of the Compensation Committee's review, the MCR Department provides information that combines and averages market data from the Survey Reports to balance data outliers and increase reliability.  No particular industry peer group is selected for competitive review because we compete for executives within industries other than the office furniture and hearth products industries.  The Compensation Committee believes the size of the business and scope of the executive officer's responsibility are the most important benchmarking factors for attracting and retaining executive officers.  In establishing appropriate compensation targets for our executives, the MCR Department correlates business revenue and compensation across various industries to compare executives with responsibilities of similar size and scope.

The CEO Compensation Review, as further described above under "Process and Procedures for the Consideration and Determination of Executive Compensation by Compensation Committee – Role of Compensation Consultants" on page 11 of this Proxy Statement, utilized the following companies as a peer group for the purposes of comparing the Chairman and CEO's compensation to levels at companies with which we may compete for talent:

Armstrong World Industries, Inc.	Furniture Brands International, Inc.	Briggs & Stratton Corporation	Carlisle Companies Incorporated
Lennox International Inc.	Steelcase Inc.	Valmont Industries, Inc.	Donaldson Company, Inc.
Snap-On Incorporated	A.O. Smith Corporation	Gardner Denver, Inc.	Herman Miller, Inc.
Lincoln Electric Holdings Inc.	BE Aerospace, Inc.	Regal Beloit Corporation	Leggett & Platt, Incorporated

The companies in this peer group were selected by the Compensation Committee with the assistance of Frederic W. Cook.  The companies were selected primarily based on similar business models that include manufacturing and distribution, and the Compensation Committee also considered the market cap and net sales of companies with similar business models to determine which companies were appropriate for inclusion in the peer group.

As the Compensation Committee determined not to update the CEO Compensation Review in Fiscal 2011, for the purpose of benchmarking Mr. Askren's compensation in 2011, the CEO Compensation Review was aged by applying an assumption of a 3 percent annual increase to the base salary data provided in the CEO Compensation Review.  The Compensation Committee used this approach to aging because it views 3 percent as a nationally accepted benchmark for merit increases based on broad-based survey data.

Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting target incentive compensation awards.  The Compensation Committee together with the Corporation's other independent Directors, evaluates and approves the base salary of the Chairman and CEO.  The Compensation Committee approves the base salary for the other Named Executive Officers.

Criteria for Determining Base Salary.  As noted above, the Compensation Committee (together with the other independent Directors in the case of the Chairman and CEO's compensation) generally targets annual base salaries at approximately 90 percent of the market median.  For the Chairman and CEO, the Compensation Committee derives the base salary market median from the CEO Compensation Review.  For the other Named Executive Officers, the Compensation Committee, with the assistance of the MCR Department, derives the base salary market median from the Survey Reports.

The Compensation Committee (together with the other independent Directors in the case of the Chairman and CEO) typically targets base salary for an executive between 80 and 120 percent of the below-market base salary target, usually resulting in a range of 72 to 108 percent of the market median.  Based on individual circumstances, however, actual base salaries may be higher or lower.  For Fiscal 2011, the base salaries for each Named Executive Officer fell within the base salary range noted above.  The Compensation Committee (together with the other independent Directors in the case of the Chairman and CEO) uses the following factors in determining base salary, including when it considers setting base salary outside of the established base salary range:

·	duties, complexities and responsibilities of the position;
·	salary levels of comparable positions both within and outside the Corporation which are based in part on the Survey Reports;
·	potential for advancement;
·	individual performance and competency; and
·	length and nature of a Named Executive Officer's experience both in service to the Corporation and other experience.

Based on the factors identified above and the data derived from the Survey Reports and, in the case of the Chairman and CEO, the CEO Compensation Review, the Compensation Committee (together with the other independent Directors in the case of the Chairman and CEO) has typically changed the annual base salary for each Named Executive Officer at the Compensation Committee's annual review of each such officer's base salary.  The Compensation Committee normally conducts annual base salary reviews at the Board meeting prior to the anniversary date of each officer's appointment.  The Compensation Committee conducts the Chairman and CEO's annual base salary review at the February Board meeting and all independent Directors participate with the Compensation Committee members in this review.

Base Salary Changes for Fiscal 2011.  Based primarily on leadership and actions of the Named Executive Officers in managing the Corporation through the global recession, the independent Directors increased the Chairman and CEO's annual base salary from $780,000 to $810,000 effective February 2011.  During Fiscal 2011, the Compensation Committee also approved a change in the annual base salaries of Mr. Tjaden from $349,800 to $363,800 effective August 2011; Mr. Determan from $355,080 to $371,060 effective May 2011; Mr. Dittmer from $390,500 to $410,025 effective March 2011; and Mr. Molinari from $343,931 to $357,690 effective April 2011.

The table below sets forth for each Named Executive Officer the following:  annual base salary as of the last day of Fiscal 2011; approximate market median annual base salary for comparable positions based on the CEO Compensation Review with respect to the Chairman and CEO and the Survey Reports with respect to the other Named Executive Officers; annual base salary as a percentage of market median; annual base salary target (90 percent of market median annual base salary); and annual base salary as a percentage of target.  The variations in annual base salary among each Named Executive Officer are based on the criteria for determining base salary set forth above.

Name and Principal Position	2011 Annual Base Salary ($)	Approximate Market Median Annual Base Salary ($)	Percentage of Market Median (%)	Annual Base Salary Target ($)	Percentage of Annual Base Salary Target (%)
Stan A. Askren Chairman, President and Chief Executive Officer, HNI Corporation	810,000	877,560	92	789,804	103
Kurt A. Tjaden Vice President and Chief Financial Officer, HNI Corporation	363,800	415,633	88	374,070	97
Bradley D. Determan Executive Vice President, HNI Corporation President, Hearth & Home Technologies Inc.	371,060	408,578	91	367,720	101
Jerald K. Dittmer Executive Vice President, HNI Corporation President, The HON Company	410,025	482,567	85	434,310	94
Marco V. Molinari Executive Vice President, HNI Corporation President, HNI International Inc.	357,690	416,150	86	374,535	96

Incentive Compensation in General

The Compensation Committee typically establishes (or recommends to all independent Directors for approval in the case of the Chairman and CEO) overall incentive compensation award targets, consisting of annual and long-term incentive compensation award targets, for each Named Executive Officer slightly above the market median to:

·	offset the fact that base salary targets are set slightly below the market median;
·	emphasize pay for performance;
·	align executive and shareholder interests; and
·	encourage the achievement of established financial performance goals and individual strategic objectives.

The incentive compensation award targets, after taking into account the below-market base salary targets, generally provide an opportunity for Named Executive Officers to earn market-competitive compensation.  The Compensation Committee does not target actual payouts of annual or long-term incentive compensation at the market median.  To achieve a payout at 100 percent of target for either annual or long-term incentive compensation awards, executives must achieve superior results relative to economic and competitive conditions.

The Compensation Committee believes the market level of target incentive compensation remains relatively consistent from year to year and, accordingly, typically retains an independent consultant periodically to conduct a thorough, competitive review and analysis of our total executive compensation program, including award targets for annual and long-term incentive compensation.  Mercer most recently conducted this analysis in late 2004 (the "Compensation Analysis").  The Compensation Committee determined not to engage an independent consultant to conduct a detailed review of the Corporation's executive compensation program in 2011 based on:

·
the belief that, due to the continued poor global economy in 2010, a compensation analysis prior to determining compensation for Fiscal 2011 would be unreliable and impractical for use in future years;

·	the annual monitoring provided by management via the Survey Reports;
·	the 2010 CEO Compensation Review; and
·
the executive retention compensation review conducted by Semler Brossy Consulting Group, LLC, a national compensation consulting firm, in the fourth quarter of the Corporation's fiscal year ended January 3, 2009 ("Fiscal 2008") and the first quarter of Fiscal 2009 (the "Semler Review").

With respect to annual incentive compensation for each Named Executive Officer (other than the Chairman and CEO), the Compensation Committee utilizes the Survey Reports to:

·
derive the approximate market median for total cash compensation paid, generally composed of base salary and annual incentive compensation, at the time of appointment or change in responsibilities or when there has been a significant change in market compensation levels; and

·	establish award targets.

With respect to long-term incentive compensation for each Named Executive Officer (other than the Chairman and CEO), the Compensation Committee utilizes the Compensation Analysis, supplemented by the Survey Reports and the Semler Review, to:

·	derive the approximate market median for target awards at the time of appointment or change in responsibilities or when there has been a significant change in market compensation levels; and
·	establish award targets.

In addition to the Compensation Analysis, the Survey Reports and the Semler Review, the Compensation Committee also considers position-specific and incumbent-specific factors in establishing incentive compensation award targets for each Named Executive Officer (other than the Chairman and CEO).  Such factors may include scope and complexity of the position, experience, leadership ability, internal equity and potential to assume greater responsibilities.  In Fiscal 2011, the Compensation Committee also considered the ratio of the Chairman and CEO's annual and long-term incentive compensation award targets to the award targets for the other Named Executive Officers as reflected in the CEO Compensation Review.

With respect to incentive compensation for the Chairman and CEO, the Compensation Committee utilized the CEO Compensation Review to:

·	derive the peer market median annual and long-term incentive compensation award targets;
·	derive the peer market median for total cash compensation paid, generally composed of base salary and annual incentive compensation; and
·	establish, together with the independent Directors, annual and long-term incentive compensation award targets for Fiscal 2011.

The table below compares the Fiscal 2011 annual and long-term incentive compensation award targets for the Named Executive Officers against market median award targets and/or total annual cash compensation for comparable positions.

Name	Annual Base Salary ($)	Annual Incentive Compensation Award Target (% of Annual Base Salary)	Total Annual Cash Compensation Target ($) (1)	Approximate Market Median Total Annual Cash Compensation ($) (2)	Long-Term Incentive Compensation Award Target (% of Annual Base Salary) (3)	Approximate Market Median Long-Term Incentive Compensation Award Target (% of Annual Base Salary)
Stan A. Askren	810,000	100	1,620,000	1,702,360	300	300
Kurt A. Tjaden	363,800	75	636,650	662,702	150	168
Bradley D. Determan	371,060	75	649,355	602,413	150	139
Jerald K. Dittmer	410,025	75	717,544	838,678	150	139
Marco V. Molinari	357,690	75	625,958	664,814	150	139
________________
Notes

(1)
Total annual cash compensation target consists of annual base salary plus annual incentive compensation award target.  For Mr. Askren, in addition to considering total cash compensation, the Compensation Committee and independent Directors considered the peer market median annual incentive compensation award target derived from the CEO Compensation Review in determining his annual incentive compensation award target.  The peer market median annual incentive compensation award target for Mr. Askren was 100 percent of annual base salary.  In determining annual incentive compensation award targets for each other Named Executive Officer, the Compensation Committee considers total cash compensation, together with the other factors identified above, rather than a specific market median annual incentive compensation award target.

(2)	Total cash compensation generally consists of base salary and annual incentive compensation paid but may also include other forms of short-term cash compensation.

(3)
The long-term incentive award target was set relative to Named Executive Officer base salaries in effect on the date of the award grant.  Therefore, Mr. Tjaden's target was 150 percent of $349,800; Mr. Determan's target was 150 percent of $355,080; Mr. Dittmer's target was 150 percent of $390,500; and Mr. Molinari's target was 150 percent of $343,931.

Annual Incentive Compensation

The Named Executive Officers are eligible for annual incentive compensation under the Incentive Plan, which was most recently approved by shareholders at the 2010 annual meeting of shareholders (the "2010 Annual Meeting").  We use the Incentive Plan to motivate executives annually to achieve specific financial performance goals and individual strategic objectives.

The Chairman and CEO's 2011 annual incentive compensation award target was equal to 100 percent of his annual base salary as of the end of Fiscal 2011.  The other Named Executive Officers had a 2011 annual incentive compensation award target of 75 percent of their annual base salary as of the end of Fiscal 2011.  The Chairman and CEO's annual incentive compensation award target is a greater percentage of his annual base salary than the targets for the other Named Executive Officers because the Chairman and CEO has the greatest potential impact on the Corporation's annual performance.

Annual incentive compensation is weighted 60 percent on attainment of the Corporation's (or one or more of the Corporation's particular operating unit's) annual financial performance goals and 40 percent on attainment of individual strategic objectives.  We believe this weighting encourages the proper focus by the Named Executive Officers on both annual financial returns and individual contributions to the Corporation's strategic objectives.

Financial Goals.  We use economic profit as the measurement for financial performance goal achievement because it promotes the simultaneous optimization of growth, earnings and capital efficiency.  We define economic profit as after-tax operating profit less a charge for invested capital.  We believe economic profit is the best indicator of long-term shareholder value creation and correlates well with long-term stock price appreciation because it accounts for the investment required to generate a return by including a charge on invested capital.

Each year, the Compensation Committee evaluates historical performance, peer performance, external macroeconomic forecasts, market performance expectations for the Corporation and industry peers and other relevant data to determine the reasonableness of all financial performance goals and maintain alignment of pay and performance.  In addition, management prepares an annual financial plan the Board approves and the Compensation Committee utilizes to establish economic profit goals, which the Board also approves.  The economic profit goals are based on current strategic market conditions (e.g., strength of the housing market, global economy or corporate earnings) and business opportunities (e.g., launch of new product line or integration of recently acquired business) factored into the annual financial plan.

The Compensation Committee ties the economic profit goals to a predetermined payout percentage set forth in an award matrix.  Payout achievement percentages range between 0 and 200 percent of target based on economic profit achievement.  As part of our compensation philosophy, the Compensation Committee establishes (and in 2011 established) economic profit achievement representing a 100 percent payout level as an aggressive but achievable goal for the Corporation as a whole or any operating unit based on economic and competitive conditions at the time goals are established.  If a threshold level of economic profit is not achieved, no payout is made with respect to the financial component of the annual incentive compensation award.  For Fiscal 2011, economic profit achievement representing a 25 percent payout level reflects threshold performance required to receive a payout, while economic profit achievement representing a 200 percent payout level reflects the maximum incentive for exceptional performance.  We expect payout levels will be between 80 and 120 percent of target in most years and average approximately 100 percent of target over time.  We expect failure to achieve a 25 percent payout level or achievement of a 200 percent payout level will occur infrequently.

In February 2011, the Compensation Committee returned to a single, undivided annual performance period after using semi-annual performance periods in Fiscal 2009 and Fiscal 2010.  Despite the weak recovery and some continued economic uncertainty, the Compensation Committee felt it could more accurately establish meaningful future financial performance goals at that time than in February 2009 or 2010.  The Compensation Committee retained an annual performance period for Fiscal 2012.

The Board sets separate economic profit goals for the Corporation and each operating unit.  Messrs. Askren and Tjaden are eligible for awards based on the financial performance of the Corporation, and Messrs. Determan, Dittmer and Molinari are eligible for awards based on the financial performance of each executive's individual area of responsibility (one or more operating units).  The Compensation Committee believes this structure aligns executives' interests with the financial performance of their relevant areas of responsibility.  The Board established the economic profit goals for Fiscal 2011 at the February 2011 Board meeting.  For Fiscal 2011, the economic profit goal for the Corporation as a whole was $(9,630,000), and actual economic profit achievement was $(5,348,000), resulting in a 119 percent payout as reflected in the table below.

HNI – 2011 Annual Incentive Plan Matrix

Economic Profit Achievement ($)	Financial Component of Annual Incentive Compensation Award – Payout (%)
(33,644,000)	25
(25,639,000)	50
(17,634,000)	75
(9,630,000)	100
(4,017,000)	125
1,596,000	150
7,209,000	175
12,821,000	200

Messrs. Askren and Tjaden earned payouts of $578,340 and $194,815, respectively, under the financial component of the Incentive Plan.  As noted in the table under "2011 Incentive Plan Payouts" on page 27 of this Proxy Statement, Mr. Askren's 2011 annual incentive compensation award target was $810,000, of which 60 percent, or $486,000, was tied to the financial performance of the Corporation – 119 percent of $486,000 is $578,340; and Mr. Tjaden's 2011 annual incentive compensation award target was $272,850, of which 60 percent, or $163,710, was tied to the financial performance of the Corporation – 119 percent of $163,710 is $194,815.

The financial component of Mr. Determan's annual incentive compensation award is based on achievement of the economic profit goal of Hearth & Home Technologies Inc. ("HHT") (HHT is the only operating unit included in the Corporation's hearth products operating segment).  For Fiscal 2011, the economic profit goal for HHT was $(19,350,000), and economic profit achievement was $(13,606,000), resulting in a 200 percent payout as shown in the table below.

HHT – 2011 Annual Incentive Plan Matrix

Economic Profit Achievement ($)	Financial Component of Annual Incentive Compensation Award – Payout (%)
(24,159,000)	25
(22,556,000)	50
(20,953,000)	75
(19,350,000)	100
(18,226,000)	125
(17,103,000)	150
(15,980,000)	175
(14,856,000)	200

Mr. Determan earned a payout of $333,952 under the financial component of the Incentive Plan.  As noted in the table under "2011 Incentive Plan Payouts" on page 27 of this Proxy Statement, Mr. Determan's 2011 annual incentive compensation award target was $278,294, of which 60 percent, or $166,976, was tied to the financial performance of HHT – 200 percent of $166,976 is $333,952.

The financial component of Mr. Dittmer's annual incentive compensation award is based on the achievement of the economic profit goal of The HON Company, the Corporation's operating unit for which he is responsible.  The financial component of Mr. Molinari's annual incentive compensation award is based on achievement of the economic profit goals of HNI International Inc. ("HNII"), the Corporation's operating unit for which he is responsible, and HNI Hong Kong Limited ("Lamex"), the Corporation's Chinese subsidiary for which he is also responsible.  In addition, the financial component of Mr. Molinari's annual incentive compensation award is increased or decreased based on the level of Lamex sales (i.e., for a given level of economic profit achievement, the greater the level of Lamex sales, the greater the financial component of Mr. Molinari's annual incentive compensation award).  The Corporation considers the economic profit goals and achievements of HON, HNII and Lamex to be confidential.

As for all Named Executive Officers, the economic profit performance goals for Messrs. Dittmer and Molinari require superior performance by such officers and their corresponding operating units and areas of responsibility.  Nonetheless, because we expect superior performance on a consistent basis, the Corporation and its operating units expect to achieve the annual economic profit performance goals when such goals are established.  Accordingly, we expect Messrs. Dittmer and Molinari to achieve 100 percent of target over time on the financial component of their respective annual incentive compensation awards under the Incentive Plan.

Individual Strategic Objectives.  Each Named Executive Officer's individual strategic objectives are based on broad strategic objectives of the Corporation or a particular operating unit and are defined and measured within the Corporation's fiscal year.  The independent Directors annually review and approve the Chairman and CEO's individual strategic objectives.  The Chairman and CEO annually reviews and approves the individual strategic objectives of each other Named Executive Officer.  Individual strategic objectives are designed to focus each Named Executive Officer on those matters having a significant impact on his individual area of responsibility.  A summary of each Named Executive Officer's individual strategic objectives for Fiscal 2011 is set forth below.

Mr. Askren.  Mr. Askren's individual strategic objectives were to:

·
enhance customer value and market impact by enhancing brand strength, developing tailored and focused business and selling models, accelerating development of impactful products and solutions and developing industry leading e-Business capability;

·	build best cost, lean enterprise by driving productivity enterprise-wide, extending lean enterprise to total value stream, transforming material flow and accelerating working capital velocity; and
·	enhance culture and capabilities by leveraging core culture and values, fostering creative and diverse breakthrough thinking and enhancing member engagement and leadership development.

Mr. Tjaden.  Mr. Tjaden's individual strategic objectives were to:

·
enhance culture and capabilities by developing a strategic IT roadmap and governance process, leading and accelerating the capability for initiatives for the Corporation's finance and IT departments and leading the Corporation to breakthrough cash and profit generation; and

·	build market power by driving the finance systems transformation implementation.

Mr. Determan.  Mr. Determan's individual strategic objectives were to:

·	build market power by improving HHT's e-Business capabilities;
·	enhance culture and capabilities by accelerating organizational development processes and expanding individual development plans, improving HHT's OSHA safety and lost time rates; and
·
build best cost, lean enterprise by leading the Corporation to accelerated best practices sharing and full rollout of a business process improvement certification program, facilitating the overall implementation of the strategic deployment process for the Corporation, improving HHT's cash flow and profitably growing HHT's business.

Mr. Dittmer.  Mr. Dittmer's individual strategic objectives were to:

·	enhance culture and capabilities by managing talent assessments and associated processes, investing in high performance members, driving member engagement and building organizational capabilities;
·	build best cost, lean enterprise by providing leadership to facilitate improved material flow and optimizing the HON operational network; and
·
build market power by increasing HON's sales, improving analytics and tools for project pricing, enhancing customer, wholesaler and dealer sales experience and loyalty, delivering strong economic profit results, improving promotional effectiveness, launching new products, improving government sales and driving HON's e-Business platform and online sales capability.

Mr. Molinari.  Mr. Molinari's individual strategic goals were to:

·
build market power by driving preference for HNI brands in Asia, building effective selling models, delivering profitable growth in export markets, transforming the export business, driving procurement cost reductions, achieving best in class supply chain risk management and compliance and driving meaningful innovation;

·
build best cost, lean enterprise by improving productivity at Lamex, driving enhanced value creation at Lamex, accelerating working capital velocity and continuing to decrease costs at HNI Asia LLC; and

·
enhance culture and capabilities by improving safety, conducting additional training on key legal topics and corporate policies, driving internal talent development and performance management and building breakthrough results at Lamex.

At year-end, each Named Executive Officer evaluates his performance against his individual strategic objectives.  The Chairman and CEO, after reviewing these self-evaluations, recommends the achievement percentage for each other Named Executive Officer's individual strategic objectives for Compensation Committee approval.  The independent Directors, after reviewing the Chairman and CEO's self-evaluation, determine the achievement percentage of the Chairman and CEO's individual strategic objectives.  Achievement percentages range from 0 to 125 percent.  There is no threshold performance level for the individual strategic objective component of the annual incentive compensation award.  The individual strategic objectives of each Named Executive Officer represent aggressive goals that are challenging to achieve.  The amount of the annual incentive compensation award attributable to individual strategic objectives for each Named Executive Officer is set forth in the table below.

If a Named Executive Officer fails to achieve an individual strategic objective, the portion of the Named Executive Officer's annual incentive compensation award based solely on achievement of individual strategic objectives will be reduced.  Due to the importance of each Named Executive Officer to the financial performance of the Corporation, the Compensation Committee also believes a low level of achievement by a Named Executive Officer on his individual strategic objectives could, in some years, negatively impact the Corporation's or operating unit's financial performance and result in a decrease in the portion of the officer's annual incentive compensation award based solely on the Corporation's or operating unit's financial performance.

2011 Incentive Plan Payouts.  The table below sets forth detailed information regarding the calculation of the payouts under the Incentive Plan for each Named Executive Officer for Fiscal 2011:

Name	Annual Base Salary ($)	Annual Incentive Compensation Award Target (% of Annual Base Salary)	Annual Incentive Compensation Award Target ($)	Annual Incentive Compensation Award Payout Attributable to Financial Goals (Financial Performance Goal) ($)	Annual Incentive Compensation Award Payout Attributable to Strategic Objectives (Individual Strategic Objective) ($)	Actual Annual Incentive Compensation Award Payout ($)
Stan A. Askren	810,000	100	810,000	578,340	388,800	967,140
Kurt A. Tjaden	363,800	75	272,850	194,815	103,683	298,498
Bradley D. Determan	371,060	75	278,295	333,952	111,317	445,270
Jerald K. Dittmer	410,025	75	307,519	131,003	125,468	256,471
Marco V. Molinari	357,690	75	268,268	284,900	101,942	386,842

The Compensation Committee recommends and the independent Directors approve the payment of the Chairman and CEO's annual incentive compensation award under the Incentive Plan.  The Compensation Committee approves the payment of the annual incentive compensation awards for the other Named Executive Officers.  The awards are paid in February following the fiscal year for which they are earned, subject to a participant's employment with the Corporation on the last day of the fiscal year for which an award is earned.  Any early termination of employment other than due to death, disability, retirement or a change in control of the Corporation prior to the end of the performance period results in forfeiture of any outstanding awards.  The awards are paid in cash unless the executive requests and the Compensation Committee approves taking the payment or part of the payment in the form of Common Stock or the Compensation Committee determines, in its sole discretion, the executive's respective stock ownership level under the Executive Stock Ownership Guideline does not reflect appropriate progress toward such executive's five-year goal.  Each Named Executive Officer received all of his 2011 Incentive Plan award payout in cash.

Long-Term Incentive Compensation

We design long-term incentive compensation to focus executives on long-term value creation, as reflected through objective financial performance metrics and long-term stock price appreciation, and to provide balance to annual incentive compensation.  We provide long-term incentive compensation through annual:

·	Performance Plan awards with rolling three-year performance periods or RSU awards under the 2007 Compensation Plan; and
·	Stock option grants to select executives, including all of the Named Executive Officers, under the 2007 Compensation Plan.

As discussed below, in most years, we believe the two types of long-term incentive compensation provide an appropriate balance between emphasizing financial performance (Performance Plan awards), stock price performance (stock options) and retention (time-based RSU awards).  The Compensation Committee and the Board annually evaluate the award targets and determine the appropriate balance between Performance Plan awards, RSUs and stock options for each Named Executive Officer.  In Fiscal 2011, the Compensation Committee (and in the case of our Chairman and CEO, the independent directors) awarded long-term incentive compensation in the form of Performance Plan awards (25 percent) and stock options (75 percent).

The table below shows the Fiscal 2011 long-term incentive compensation award targets for each Named Executive Officer.  For additional information on how the Compensation Committee and/or independent Directors determine the long-term incentive compensation award targets and corresponding market medians for each Named Executive Officer, see "Incentive Compensation in General" above on page 21 of this Proxy Statement.

Participant	Total Long-Term Incentive Compensation Target at Time of Award ($)	Annual Base Salary at Time of Award ($)	Total Long-Term Incentive Compensation Award Target (% of Annual Base Salary)	Market Median Long-Term Incentive Compensation Award Target (% of Annual Base Salary)
Stan A. Askren	2,430,000	810,000	300	300
Kurt A. Tjaden	524,700	349,800	150	168
Bradley D. Determan	532,620	355,080	150	139
Jerald K. Dittmer	585,750	390,500	150	139
Marco V. Molinari	515,897	343,931	150	139

For administrative convenience and because year-end results are first available at that time, the Board typically makes equity awards under the 2007 Compensation Plan only once per year at the Board's February meeting.  However, the Board may grant stock options, Performance Plan awards or RSUs throughout the year for a new hire, a significant promotion or other special circumstances.  In Fiscal 2011, the Board granted stock options to each Named Executive Officer on February 16, 2011.

Performance Plan. The Performance Plan was most recently approved by shareholders at the 2010 Annual Meeting.    Economic profit is used as the performance measure for the Performance Plan for the reasons set forth above under "Annual Incentive Compensation – Financial Goals" on page 23 of this Proxy Statement.  The Compensation Committee and the Board granted Performance Plan awards to Named Executive Officers in Fiscal 2011, in lieu of RSUs which were granted in the prior two fiscal years, to align the long-term incentive compensation element of the Corporation's executive compensation program with the Corporation's long-term financial performance.  Despite the weak recovery and some continued economic uncertainty, the Compensation Committee also felt it could more accurately establish meaningful future financial performance goals in February 2011 than in February 2009 or 2010.

The Fiscal 2011 Performance Plan award covers a three-year performance period (2011, 2012 and 2013).  Under the Fiscal 2011 Performance Plan, each year of the performance period is viewed separately, with one-third of the award eligible to be earned (ranging from 25 percent of the target if the threshold level of economic profit is achieved to 200 percent of the target if the breakthrough level of economic profit is achieved).  The Compensation Committee recommended and the Board approved the economic profit goals for each year in the performance period in February 2011, with a base level of economic profit achievement equal to a 100 percent payout and breakthrough level of economic profit achievement equal to a 200 percent payout.  The Performance Plan award has a 25 percent annual threshold level of economic profit achievement required to earn an award for such year.  As part of our compensation philosophy, the economic profit achievement representing a 100 percent payout level was established as an aggressive but achievable goal for the Corporation based on economic and competitive conditions at the time goals were established.  We expect payout levels will average approximately 100 percent across multiple performance periods and failure to achieve a 25 percent payout level or achievement of a 200 percent payout level will occur infrequently.

The Performance Plan awards represented 25 percent of each Named Executive Officer's long-term incentive compensation award for Fiscal 2011.  Stock options comprised the remaining 75 percent of each Named Executive Officer's long-term incentive compensation award for Fiscal 2011.

For Fiscal 2011, the Corporation's economic profit (defined as after-tax operating profit less a charge for invested capital, with cash normalized to a fixed amount for purposes of the calculation) was $(255,000), which represented attainment of 113 percent of the target economic profit for Fiscal 2011 as shown in the table below.  The difference between economic profit for Fiscal 2011 under the Performance Plan and economic profit for Fiscal 2011 under the Incentive Plan (discussed above) is that the Performance Plan's definition of economic profit assumes cash to be a fixed amount for purposes of the calculation.

Fiscal 2011 HNI Economic Profit Matrix
Under 2011-2013 Long Term Performance Plan

Economic Profit Achievement ($)	Financial Component of Long Term Performance Plan (%)
(27,667,000)	25
(19,334,000)	50
(11,000,000)	75
(2,667,000)	100
1,839,000	125
6,346,000	150
10,852,000	175
15,358,000	200

The Named Executive Officers earned the following amounts under the 2011-2013 Performance Plan based on Fiscal 2011 performance:
Participant	Target 2011-2013 LTPP Award for 2011 Performance Period ($)	Actual 2011 Performance Period Achievement (%)	Actual Award for 2011 Performance Period Achievement ($)
Stan A. Askren	202,500	113	228,825
Kurt A. Tjaden	43,725	113	49,409
Bradley D. Determan	44,385	113	50,155
Jerald K. Dittmer	48, 813	113	55,159
Marco V. Molinari	42,991	113	48,580

While these amounts have been earned by the Named Executive Officers, no portion of the 2011-2013 Performance Plan award is payable to a Named Executive Officer unless he is continuously employed by the Corporation through the end of the performance period (December 31, 2013).  Any early termination of employment other than due to death, disability, retirement or a change in control of the Corporation prior to the end of the three-year period results in forfeiture of any outstanding awards.  Payout of amounts earned under the Performance Plan is scheduled to occur in the first quarter of 2014.  We believe this policy motivates executives to focus on long-term value creation and supports retention.

The Compensation Committee approves the payment of Performance Plan awards for the Named Executive Officers other than the Chairman and CEO.  For the Chairman and CEO, the Compensation Committee recommends payment of Performance Plan awards to the independent Directors for approval.

Stock Option Awards.  In Fiscal 2011, the Board granted stock options under the 2007 Compensation Plan, which shareholders last approved at the 2010 Annual Meeting.  Stock options align the interests of the Named Executive Officers with the interests of shareholders by tying a portion of executive compensation to long-term value creation for shareholders.  We limit recipients of stock option grants to a group of executives (72 in Fiscal 2011, including all of the Named Executive Officers) who have the ability through their leadership and strategic actions to significantly impact the Corporation's long-term performance and, consequently, its stock price.  Stock option grants represented 75 percent of each Named Executive Officer's long-term incentive compensation award for Fiscal 2011.  The Compensation Committee believes this mix of stock options and a Performance Plan award appropriately achieved the goal of focusing executives on the creation of long-term value by rewarding long-term financial performance and stock price appreciation.

Under the 2007 Compensation Plan, the Board grants stock options with an exercise price equal to the closing price of a share of Common Stock on the date of grant.  Annual grants typically occur at the February Board meeting.  The amount of income realized by an executive from an option is equal to the stock appreciation between the grant and the exercise dates, providing direct alignment between shareholder and executive interests over the long term (i.e., increase in stock price).  The exercise price may be paid:

·	in cash;
·	in shares of Common Stock at fair market value on the date of delivery;
·	by authorizing the Corporation to withhold shares of Common Stock, which would otherwise be delivered upon exercise of the option, having a fair market value equal to the exercise price;
·	in cash by a broker-dealer to whom the executive has submitted an irrevocable notice of exercise; or
·	by any combination of the above.

Consistent with market practices, we use the Black-Scholes option valuation method to calculate the number of options granted, which is based on the targeted dollar value of the award.  All stock options cliff-vest four years and expire ten years after the date of grant.  This provides a balance between the shorter three-year period Performance Plan awards granted in Fiscal 2011 and the longer term options.  Early termination of employment other than due to death, disability, retirement or a change in control of the Corporation results in forfeiture of unvested option awards and a reduction in the exercise period of vested option awards.  We believe this policy motivates executives to focus on long-term value creation and supports retention.

The Board (or the independent Directors in the case of the Chairman and CEO) authorized and issued stock option grants to each Named Executive Officer in Fiscal 2011 on February 16, 2011.  Under the 2007 Compensation Plan, the exercise price for stock options is the closing price of a share of Common Stock on the date of grant ($31.98).  See the option valuation table below for additional details regarding stock option awards in Fiscal 2011 for each Named Executive Officer:

Name	Targeted Value of Stock Options Granted in 2011 ($)	Black-Scholes Value of Stock Option ($) (1)	Number of Stock Options Granted (#)	Percentage of Long-Term Incentive Compensation Award (%)	Percentage of Annual Base Salary (%)
Stan A. Askren	1,822,500	12.94	140,842	75	225
Kurt A. Tjaden	393,525	12.94	30,412	75	112.5
Bradley D. Determan	399,465	12.94	30,871	75	112.5
Jerald K. Dittmer	439,313	12.94	33,950	75	112.5
Marco V. Molinari	386,922	12.94	29,901	75	112.5
________________
Notes

(1)
The Black-Scholes option value for award purposes ($12.94) differs from the Black-Scholes option value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("FASB ASC Topic 718"), for financial statement reporting purposes ($11.67).  The difference between the Black-Scholes option value for award purposes and the Black-Scholes option value for financial statement reporting purposes results from utilizing a ten-year option life when calculating the value of an award and a six-year expected option life when reporting the value of the award under FASB ASC Topic 718.  Our utilization of the ten-year option life when calculating the value of an award results in fewer options granted to executives due to the higher option value produced.

Other Compensation Elements

Supplemental Income Plan.  The SIP is available to select key executives who consistently earn income above compensation caps on our qualified plan (i.e., 401(k) plan) and cash profit-sharing benefits.  The 2011 statutory compensation limit for qualified plan and cash profit-sharing benefits was $245,000.  Any compensation in excess of that amount is excluded from the eligible earnings used to calculate such benefits.

Each year, the Compensation Committee approves and the Board ratifies participation in the SIP.  The SIP provides a benefit to the plan's participants, including the Named Executive Officers, equal to the additional amounts the participants would have earned had the Corporation's qualified plan and cash profit-sharing benefits not been subject to compensation caps, except no income attributable to the Performance Plan is considered.  The benefit is paid on an after-tax basis in the form of fully vested shares of Common Stock issued under the 2007 Compensation Plan or cash at the discretion of the Compensation Committee.

In Fiscal 2011, the Compensation Committee determined all SIP benefits would be in the form of shares of Common Stock.  The SIP shares bear a restrictive legend prohibiting the transfer by sale, pledge, gift or otherwise while the participant is employed by the Corporation.  We calculate the number of shares of Common Stock by dividing the amount of the benefit by the closing price of a share of Common Stock on the date the benefit is paid, with cash payable in lieu of any fractional share.  The Corporation pays all SIP benefits on the first day of its March fiscal month (or the next closest business day if such day is a weekend or holiday) of each year.  Participation in the SIP is provided to assure the overall competitiveness of our executive compensation program.  With respect to SIP shares, the transfer restriction is intended to facilitate long-term stock ownership by executives, thereby further aligning the interests of executives with the interests of shareholders.

Deferred Compensation Plan.  Executives eligible for compensation under the Incentive Plan, which include all of the Named Executive Officers, are eligible to participate in the HNI Corporation Executive Deferred Compensation Plan (the "Deferred Plan").  The Deferred Plan allows executives to voluntarily defer base salary, Incentive Plan awards, Performance Plan awards, SIP benefits and other amounts.  The purpose of the Deferred Plan is to provide eligible executives the opportunity to voluntarily defer the receipt of compensation to supplement retirement and achieve personal financial planning goals.  Amounts can be deferred to a cash account that earns interest at a rate set each year at one percent above the prime interest rate or to our notional stock account in the form of nonvoting share units that fluctuate in value based on the price increase or decrease of Common Stock and earn dividends distributed to all shareholders.  The dividends are automatically reinvested for each participant to acquire additional nonvoting shares units.  For any cash compensation deferred to our notional stock account, the number of nonvoting share units is determined by dividing the amount of the compensation by the fair market value of a share of Common Stock on the date such compensation would have otherwise been paid.  Each participant elects, on an annual basis, the date or dates of distribution (i.e., a participant can elect a lump-sum distribution or distribution via annual installments not to exceed 15) of any amounts he or she has deferred.  The only Named Executive Officer currently participating in the Deferred Plan is the Chairman and CEO.

Profit-Sharing Retirement Plan.  Each Named Executive Officer participates in the HNI Corporation Profit-Sharing Retirement Plan (the "Retirement Plan").  The Retirement Plan is a defined contribution plan that includes both pre- and after-tax member contributions as well as various employer contributions and is generally available to all members.  Members are eligible to make voluntary (pre- and/or after-tax) contributions immediately upon hire.  One year of service is typically required to be eligible for employer contributions.  Each Named Executive Officer is eligible for employer contributions.  These contributions are reflected in the "All Other Compensation" Column of the Summary Compensation Table.

Cash Profit-Sharing Plan.  Each Named Executive Officer participates in and is eligible for distributions under the HNI Corporation Cash Profit-Sharing Plan (the "Cash Profit-Sharing Plan").  The Cash Profit-Sharing Plan consists of cash profit-sharing calculated and generally paid twice per year.  The actual amount of the profit-sharing benefit paid is based upon the profitability (net profit) of each respective operating unit for those members employed by an operating unit or consolidated adjusted net profit of the Corporation for those members employed directly by the Corporation.  Members (who are not members of a bargaining unit) are generally eligible to participate after completion of one year of continuous service.  To be eligible for distribution, a member must be:

·	employed at the date of distribution (including on leave of absence or receiving disability pay);
·	retired in accordance with the retirement policy during the most recent profit-sharing period; or
·	terminated due to disability.

Amounts paid to the Named Executive Officers under the Cash Profit-Sharing Plan are reflected in the "Bonus" Column of the Summary Compensation Table.

Perquisites. We do not provide executives with any special or unique perquisites, such as reserved parking spaces, company cars, country club memberships or personal use of the Corporation's assets.  We provide relocation assistance to executives under a relocation program that is broadly available for employees transferred within the Corporation and newly-hired professional employees.  Executives participate in the same health, retirement, profit sharing, disability and life insurance programs and member stock purchase plan as other members.  The dollar value of Corporation-paid life insurance premiums under the HNI Corporation Group Term Life Insurance Plan ("Life Insurance Plan") for each Named Executive Officer is reflected in the "All Other Compensation" Column of the Summary Compensation Table.

Post-Employment and Other Events

Retirement, death, disability and change in control ("CIC") events trigger the payment of compensation to the Named Executive Officers that is not available to all salaried members.  Such compensation is discussed below and quantified under "Potential Payments Upon Termination or Change in Control" on page 41 of this Proxy Statement.

Change in Control Employment Agreements.  We have entered into a CIC employment agreement (the "CIC Agreement") with certain corporate officers and other key managers, including each Named Executive Officer.  The CIC Agreement is designed to assure the continuity of executive management during a threatened takeover and ensure executive management is able to objectively evaluate any CIC proposal and act in the best interests of shareholders during a possible acquisition, merger or combination.  We designed the agreement to be part of a competitive compensation package, thereby aiding in attracting and retaining top-quality executives.  The description of the amended form of agreement set forth below is qualified in its entirety by the actual form of CIC Agreement, attached as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed November 16, 2006, as amended by Amendment No. 1, attached as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed August 10, 2007.

The CIC Agreement defines a CIC as having occurred:

·	when a third person or entity becomes the beneficial owner of 20 percent or more of the outstanding Common Stock, subject to certain exceptions;
·	when more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board;
·	upon the occurrence of certain business combinations involving the Corporation; or
·	upon approval by our shareholders of a complete liquidation or dissolution.

Upon a CIC, a two-year employment contract between the Corporation and the executive becomes effective.  The executive is entitled to certain benefits if, at any time within two years of the CIC, his or her employment is terminated by the Corporation for any reason other than cause or disability of the executive or by the executive for good reason.

Cause is defined as an act or acts of dishonesty on the executive's part that are intended to result in his or her substantial personal enrichment at our expense or repeated violations by the executive of his or her obligations under the agreement which are demonstrably willful and deliberate on the executive's part and resulted in material injury to the Corporation.  Good reason is defined as:

·
assignment to the executive of any duties substantially inconsistent with the executive's position, authority or responsibilities or any other substantial adverse changes in the executive's position (including title), authority or responsibilities;

·	our failure to comply with any of the provisions of the agreement;
·	a required change of more than 50 miles in the executive's principal place of work, except for travel reasonably required in performing the executive's responsibilities;
·	a purported termination of the executive's employment by the Corporation that is not permitted by the agreement;
·	our failure to require a successor company to assume the agreement; or
·
the executive's good faith determination the CIC resulted in the executive being substantially unable to carry out authorities or responsibilities attached to his or her position held prior to the CIC.

When a triggering event occurs following a CIC, the executive is entitled to a severance payment equal to two times (three times for the Chairman and CEO) the sum of the executive's annual base salary and the average of the executive's annual incentive compensation awards for the prior two years.  The executive is also entitled to receive his or her annual salary through the date of termination and a bonus equal to the average of the executive's annual incentive compensation awards for the prior two years (prorated based on the length of employment during the year in which termination occurs) minus any incentive compensation amount already paid to the executive with respect to the fiscal year in which the CIC occurs.

If a triggering event occurs, the executive is also entitled to a continuation of certain employee benefits for up to 18 months and group life insurance benefits for up to two years if comparable benefits are not otherwise available to the executive.  In addition, the executive is entitled to receive a lump-sum payment in an amount equal to the present value of the cost of health and dental coverage for an additional six months (including an additional amount to "gross up" this payment for tax liability) and an additional lump-sum payment equal to the value, in our reasonable determination, of two years of continued participation in our disability plans.

The Corporation must fulfill certain obligations to the executive, or pay certain amounts to the executive, through the date of the executive's termination if, at any time within two years of the CIC, the executive is terminated by reason of death, disability or cause, or if the executive terminates employment other than for good reason.  Disability and certain other benefits must be provided to the executive after the date of termination if the executive is terminated by reason of disability.

The Corporation must pay the full amount due under the agreement and "gross-up" the executive's compensation for any excise tax, for any federal, state and local income taxes applicable to the excise tax "gross-up" and for tax penalties and interest imposed on "excess parachute payments" (i.e., excess severance or CIC payments), as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").  A gross-up payment is payable only to the extent the aggregate present value of the severance or CIC payments payable to the executive exceeds 110 percent of three times the executive's annualized includible compensation for the most recent five taxable years ending before the date on which the CIC occurred.  If the 110 percent hurdle is not exceeded, the severance or CIC payments to the executive are reduced (or repaid to us) to the minimum extent necessary such that no portion of the executive's benefit constitutes an excess parachute payment subject to the excise tax.

In exchange for receipt of the severance payment, salary, bonus and benefits under the agreement as described above, the executive is prohibited, for a period of one year from the date of termination, from entering into any relationship with any enterprise, business or division thereof (other than the Corporation), that is engaged in the same business in those states within the United States in which we are, at the time of such termination of employment, conducting our business and which has annual sales of at least $10,000,000.  In addition, the executive shall not, without our prior written consent, communicate or divulge any confidential information, knowledge or data relating to us or any of our affiliated companies to anyone other than us and our designees.

The executive is entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, which may be incurred in enforcing or defending his or her agreement.  The CIC Agreement is automatically renewed, on an annual basis, for a period of two years.  The Board may terminate the agreement if it determines the executive is no longer a key executive; provided, however, such a determination shall not be made, and if made shall have no effect, within two years after the occurrence of a CIC.

The Compensation Committee's rationale for the CIC Agreement is a desire by the Compensation Committee to strike an appropriate balance between executive and shareholder interests, preserve productivity, avoid disruption and limit distraction during a period when we are, or are rumored to be, involved in a CIC transaction.  The Compensation Committee wants executives to be able to objectively evaluate any CIC proposal presented to us without being so advantaged by the potential CIC that he or she would overstate the value of the potential transaction.  Likewise, the Compensation Committee intends to ease the consequences of an unexpected termination of employment so offers that are in our and our shareholders' best interests are given careful and thoughtful review.

The Compensation Committee does not view the CIC Agreements as an element of current compensation, and such agreements do not necessarily affect the Compensation Committee's annual decisions with respect to the compensation elements of our executive compensation program.  The Compensation Committee receives and reviews information pertaining to compensation payable to the Named Executive Officers upon a CIC, including information contained on page 41 of this Proxy Statement under the heading "Potential Payments Upon Termination or Change in Control."

Other Compensation Triggered by Change in Control Event.  Under the 2007 Compensation Plan, upon a CIC, each outstanding RSU award is immediately vested and stock option is immediately exercisable in full and remains exercisable for the remaining term of the option.  Under both the Incentive Plan and the Performance Plan, the Board values each outstanding Incentive Plan and Performance Plan award prior to the effective date of a CIC and such values are payable without proration within 30 days of the date of a CIC.  The foregoing payments occurring on or after a CIC are not conditioned on termination of employment.

Compensation Triggered By Retirement, Death or Disability.  Upon retirement at age 65, or after age 55 with ten years of service, all outstanding Incentive Plan, Performance Plan and stock option awards immediately vest.  Upon disability or death, all outstanding Incentive Plan, Performance Plan, stock option and RSU awards immediately vest.  Option holders who terminate employment due to disability may exercise stock options, which fully vest as of the date of disability, until the earlier of the expiration date of the stock option or the second anniversary of the date of disability.  The representatives of option holders whose employment is terminated due to death may exercise stock options, which shall fully vest as of the date of death, until the earlier of the expiration date of the stock option or the second anniversary of the date of death.  Option holders who terminate employment due to retirement may exercise stock options, which shall fully vest as of the date of retirement, until the earlier of the expiration of the stock option, or the third anniversary of the date of retirement.

In the event of a termination of employment not due to a CIC event, retirement, death or disability, the Named Executive Officers receive only those benefits available to all members.  However, in such event, the Named Executive Officers may exercise stock options which are vested as of the date of termination until the earlier of the expiration of the stock option or 180 days following the date of termination.

Tax Deductibility of Executive Compensation

The Corporation seeks to maximize the tax deductibility of all components of executive compensation where appropriate.  Section 162(m) of the Code ("Section 162(m)") limits the ability of public companies to deduct compensation in excess of $1,000,000 paid annually to the chief executive officer and the three other most highly compensated executive officers, not including the chief financial officer.  There are exceptions to this limit, including compensation that qualifies as "performance-based."  The portion of the Incentive Plan award linked to financial performance and any Performance Plan and stock option awards comply with the exception to Section 162(m) and are not considered in determining the $1,000,000 limit.

Impact of Prior Compensation in Setting Elements of Compensation

Prior compensation of the Named Executive Officers does not generally impact how we set elements of current compensation.  The Compensation Committee believes the competitive environment mandates current total compensation be sufficient to attract, motivate and retain top management.  The Compensation Committee analyzes outstanding stock option and RSU grants, outstanding Incentive Plan and Performance Plan awards and ownership of Common Stock for each Named Executive Officer to ensure future stock option and RSU grants, Incentive Plan and Performance Plan awards, CIC Agreements and other benefits provide appropriate and relevant incentives to the executives.  Based on the current analysis, the Compensation Committee believes prior compensation will not impact the ongoing effectiveness of our compensation objectives.

Executive Stock Ownership Guideline

We have adopted an Executive Stock Ownership Guideline based on the belief key executives who can impact shareholder value through their achievements should own significant amounts of Common Stock.  Under the guideline, ownership levels are provided for executives to acquire and hold a recommended amount of Common Stock based on their position and compensation level.  The guideline is intended to align the interests of key executives with shareholder interests.  The guideline ownership levels range from four times base salary for the Chairman and CEO to two times base salary for the other Named Executive Officers, as shown below:

Position	$ Value of Shares
Chairman of the Board, President and CEO	4.0 x Base Salary
Operating Company (Unit) Presidents, Chief Financial Officer and Executive Vice Presidents	2.0 x Base Salary
Other Officers	1.5 x Base Salary

Executives to whom the guideline applies are encouraged to reach their respective stock ownership level within five years of the date the individual assumes an executive position covered by the guideline.  At the February Board meeting each year, the Compensation Committee reviews each executive's progress toward his or her goal.  If the Compensation Committee determines an executive is not achieving appropriate progress toward the ownership goal, it can specify a percentage of such executive's annual incentive compensation be paid in shares of Common Stock.

In addition to shares directly owned by the executive, the guideline credits the executive with vested shares allocated to the executive under our qualified and non-qualified retirement plans and with the number of shares (net of the exercise price) that would be issued to the executive if the executive exercised vested stock options.  Currently, Messrs. Askren, Determan and Molinari are the only Named Executive Officers with five or more years of service in their current positions.  As of the end of Fiscal 2011, these Named Executive Officers did not meet the applicable guideline level.  As of the Record Date, each Named Executive Officer who has been with the Corporation five years or longer has achieved the specified level of ownership.

Executive Compensation Clawback

We have not restated or retroactively adjusted financial information that has materially impacted the financial goals related to previous annual or long-term incentive compensation awards.  If financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based compensation paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that led to the restatement and may, to the extent permitted by applicable law, seek recoupment of amounts paid in excess of the amounts that would have been paid based on the restated financial results.

The Role of the Compensation Committee

Operating within the framework of the duties and responsibilities established by the Board, the Compensation Committee's role is to assure our compensation:

·	strategy is aligned with the long-term interests of shareholders and members;
·	structure is fair and reasonable; and
·	reflects both corporate and individual performance.

The Compensation Committee evaluates management's executive compensation recommendations and provides independent review of the Corporation's executive compensation program.  The Compensation Committee is comprised solely of Directors who are not current or former members of the Corporation and each is independent as defined by the NYSE listing standards pertaining to director independence and the Categorical Standards.

The Compensation Committee is responsible for developing and implementing the compensation programs for the Named Executive Officers and other key members.  The Compensation Committee reviews and approves base salary increases, Incentive Plan, Performance Plan and SIP awards for each Named Executive Officer, other than the Chairman and CEO, without Board ratification.  The Compensation Committee also reviews and recommends to the Board for approval by the independent Directors base salary increases and Incentive Plan, Performance Plan and SIP awards for the Chairman and CEO and stock option, RSU and any other equity compensation awards under the 2007 Compensation Plan for each Named Executive Officer.

In discharging its responsibilities in Fiscal 2011 and prior years, the Compensation Committee utilized the Survey Reports.  The MCR Department purchases the Survey Reports on behalf of the Compensation Committee.  The Compensation Committee did not retain any consultants in connection with the acquisition of the Survey Reports.  As discussed above, the data from the Survey Reports was utilized to calculate targeted amounts of base salary and annual and long-term incentive compensation for the Named Executive Officers.

The Corporation's Law, Finance and MCR Departments support the Compensation Committee in a variety of ways related to executive compensation.  This support includes filing necessary documents with regulatory bodies, interpreting laws and regulations, conducting executive compensation benchmark analysis, preparing compensation-related materials and providing recommendations on matters such as base salary increase percentages and annual and long-term incentive compensation award targets.  The Chairman and CEO, in conjunction with the Law, Finance and MCR Departments, compiles information for review by the Compensation Committee at each quarterly Board meeting addressing the foregoing executive compensation topics.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A, which begins on page 17 of this Proxy Statement, with management, and based on such review and discussions, the Compensation Committee recommended to the Board the CD&A be included in this Proxy Statement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Abbie J. Smith, Chairperson
Cheryl A. Francis
Dennis J. Martin
Brian E. Stern

Summary Compensation Table for Fiscal 2011, Fiscal 2010 and Fiscal 2009

The table below sets forth the compensation awarded to, earned by or paid to each of the Named Executive Officers for Fiscal 2011, Fiscal 2010 and Fiscal 2009.  The Corporation does not have employment agreements with any of its executives.  While employed, executives are entitled to base salary, participation in the executive compensation programs identified in the tables below and discussed in the CD&A and other benefits common to all members.  The performance-based conditions associated with Performance Plan and Incentive Plan awards as well as salary and bonus in proportion to total compensation are discussed in detail throughout the CD&A, which begins on page 17 of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($) (6)
Stan A. Askren Chairman, President and Chief Executive Officer, HNI Corporation	2011 2010 2009	806,884 764,047 685,250	3,773 2,732 2,573	-- 418,837 889,950	1,643,626 1,778,967 284,989	1,195,965 911,352 882,050	128,007 113,734 86,768	3,778,255 3,989,669 2,831,580
Kurt A. Tjaden Vice President and Chief Financial Officer, HNI Corporation	2011 2010 2009	354,915 337,231 330,000	3,773 2,732 666	-- 88,607 299,676	354,908 376,320 95,965	347,907 299,604 328,433	37,153 34,586 2,165	1,098,656 1,139,080 1,056,905
Bradley D. Determan Executive Vice President, HNI Corporation President, Hearth & Home Technologies Inc.	2011 2010 2009	365,220 345,898 330,000	3,965 1,355 1,560	-- 88,607 299,676	360,265 376,320 95,965	495,425 281,756 122,892	33,031 22,476 24,418	1,257,906 1,116,412 874,511
Jerald K. Dittmer Executive Vice President, HNI Corporation President, The HON Company	2011 2010 2009	406,646 384,373 355,000	8,979 10,498 8,477	-- 95,305 322,381	396,197 689,920 103,237	311,629 326,849 396,180	80,641 88,290 45,665	1,204,092 1,595,235 1,230,940
Marco V. Molinari Executive Vice President, HNI Corporation President, HNI International Inc.	2011 2010 2009	353,721 340,568 332,300	3,773 2,732 2,573	-- 89,208 301,762	348,945 378,946 96,633	435,422 339,718 214,832	38,843 30,774 30,732	1,180,704 1,181,946 978,832
________________
Notes

(1)
The amounts in this column reflect the payments of cash profit-sharing during calendar years 2011, 2010 and 2009 under the Cash Profit-Sharing Plan.  Cash profit-sharing is earned on a non-fiscal year cycle and is available to all members, generally after a full year of service, on a non-discriminatory basis.

(2)
No stock awards were granted in Fiscal 2011.  For Fiscal 2010 and Fiscal 2009, the amounts in this column reflect the aggregate grant date fair value of RSUs granted under the 2007 Compensation Plan computed in accordance with FASB ASC Topic 718.  Assumptions used in the calculations of these amounts are included in the footnote titled "Stock-Based Compensation" to the Corporation's audited financial statements for:  (i) Fiscal 2010 included in the Corporation's Annual Report on Form 10-K for the year ended January 1, 2011; and (ii) Fiscal 2009 included in the Corporation's Annual Report on Form 10-K for the year ended January 2, 2010.

(3)
The amounts in this column reflect the aggregate grant date fair value of stock options granted in Fiscal 2011, Fiscal 2010 and Fiscal 2009 under the 2007 Compensation Plan computed in accordance with FASB ASC Topic 718.  Assumptions used in the calculations of these amounts are included in the footnote titled "Stock-Based Compensation" to the Corporation's audited financial statements for:  (i) Fiscal 2011 included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2011; (ii) Fiscal 2010 included in the Corporation's Annual Report on Form 10-K for the year ended January 1, 2011; and (iii) Fiscal 2009 included in the Corporation's Annual Report on Form 10-K for the year ended January 2, 2010.

(4)
The amounts in this column include annual incentive compensation awards earned in Fiscal 2011, Fiscal 2010 and Fiscal 2009 under the Incentive Plan.  The awards earned in Fiscal 2011 were paid in February 2012.  For Fiscal 2011, in addition to awards earned under the Incentive Plan, this column also includes the cash portion of Performance Plan awards earned for the 2011 portion of the 2011-2013 performance period.  The Performance Plan award will not be paid until 2014 and is subject to continuous employment through December 31, 2013.  The breakdown between the Incentive Plan and the Performance Plan awards for Fiscal 2011 is as follows:  Mr. Askren – $967,140 under the Incentive Plan and $228,825 under the Performance Plan; Mr. Tjaden – $298,498 under the Incentive Plan and $49,409 under the Performance Plan; Mr. Determan – $445,270 under the Incentive Plan and $50,155 under the Performance Plan; Mr. Dittmer – $256,471 under the Incentive Plan and $55,158 under the Performance Plan; and Mr. Molinari – $386,842 under the Incentive Plan and $48,580 under the Performance Plan.

 The amounts for Fiscal 2009 and Fiscal 2010 would also include the cash portion of Performance Plan awards earned for the 2007-2009 performance period and the 2008-2010 performance period; however, no Named Executive Officer received a payout under the Performance Plan for such performance periods.

(5)
The amounts in this column include the Corporation's contributions to the Retirement Plan, the dollar value of Corporation-paid life insurance premiums under the Life Insurance Plan, both of which are generally available to all members, the dollar value of Common Stock paid under the SIP and above-market earnings on deferred compensation, in each case for Fiscal 2011, Fiscal 2010 and Fiscal 2009.  Contributions under the Retirement Plan for Fiscal 2011, Fiscal 2010 and Fiscal 2009 were as follows:  Mr. Askren – $14,534; $13,566; $13,418; Mr. Tjaden – $14,534; $13,566; $2,048; Mr. Determan – $12,262; $12,285; $12,476; Mr. Dittmer – $19,375; $20,788; $18,909; and Mr. Molinari – $14,534; $13,566; $13,418.  The dollar values of Corporation-paid life insurance premiums under the Life Insurance Plan in Fiscal 2011, Fiscal 2010 and Fiscal 2009 were as follows:  Mr. Askren – $102; $117; $117; Mr. Tjaden – $102; $117; $117; Mr. Determan – $102; $117; $117; Mr. Dittmer – $102; $117; $117; and Mr. Molinari – $102; $117; $117.  The dollar values of Common Stock earned under the SIP for Fiscal 2011, Fiscal 2010 and Fiscal 2009 were as follows:  Mr. Askren – $82,892; $73,931; $49,817; Mr. Tjaden – $22,517; $20,903; $-0-; Mr. Determan – $20,667; $10,074; $11,825; Mr. Dittmer – $61,164; $67,385; $26,639; and Mr. Molinari – $24,207; $17,091; $17,197.  The SIP Common Stock for Fiscal 2011 was issued February 27, 2012, for Fiscal 2010 was issued February 28, 2011, and for Fiscal 2009 was issued February 17, 2010.  Above-market earnings on deferred compensation for Fiscal 2011, Fiscal 2010 and Fiscal 2009 were as follows:  Mr. Askren – $30,479; $26,120; $23,416.

(6)
The amounts listed in the "All Other Compensation" Column and "Total" Column for each of the Named Executive Officers for Fiscal 2009 are different from the amounts listed in those columns for such year in the summary compensation table included in the Corporation's Definitive Proxy Statement on Schedule 14A dated March 26, 2010 for the Annual Meeting of Shareholders held on May 11, 2010 (the "2010 Proxy Statement").  For Mr. Askren, the difference is principally due to a change in the method of calculating earnings on deferred compensation, which for Mr. Askren are solely attributable to reinvested dividends on his nonvoting share unit balance under the Deferred Plan.  For the 2010 Proxy Statement, earnings on deferred compensation for any given year were calculated by multiplying the number of nonvoting share units earned from reinvested dividends by the closing price of a share of Common Stock on the last trading day of such year.  For this Proxy Statement, earnings on deferred compensation for any given year were based on the actual dividends earned during that year.  For the other Named Executive Officers, the difference is solely attributable to a re-examination of the dollar values of Corporation-paid life insurance premiums.  Upon re-examination, the Corporation realized it had included only the amount of the Corporation-paid life insurance premium taxable to each of the Named Executive Officers in the 2010 Proxy Statement rather than the full amount of the premiums actually paid by the Corporation.

Grants of Plan-Based Awards for Fiscal 2011

The table below sets forth the grants of plan-based awards to the Named Executive Officers during Fiscal 2011, including stock options granted under the 2007 Compensation Plan and Performance Plan and Incentive Plan awards.  The aggregate grant date fair value of stock option awards are disclosed on a grant-by-grant basis in the table below.  For additional information on the Incentive Plan and the 2007 Compensation Plan, see "Annual Incentive Compensation" on page 23 and "Long-Term Incentive Compensation" on page 27 of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Stan A. Askren
Stock Options	2/16/2011				140,842	31.98	1,643,626
2011-2013 Performance Plan	2/16/2011	50,625	607,500	1,215,000
Incentive Plan	2/16/2011	121,500	810,000	1,377,000

Kurt A. Tjaden
Stock Options	2/16/2011				30,412	31.98	354,908
2011-2013 Performance Plan	2/16/2011	10,931	131,175	262,350
Incentive Plan	2/16/2011	40,928	272,850	463,845

Bradley D. Determan
Stock Options	2/16/2011				30,871	31.98	360,265
2011-2013 Performance Plan	2/16/2011	11,096	133,155	266,310
Incentive Plan	2/16/2011	41,744	278,294	473,100

Jerald K. Dittmer
Stock Options	2/16/2011				33,950	31.98	396,197
2011-2013 Performance Plan	2/16/2011	12,203	146,438	292,876
Incentive Plan	2/16/2011	46,128	307,519	522,782

Marco V. Molinari
Stock Options	2/16/2011				29,901	31.98	348,945
2011-2013 Performance Plan	2/16/2011	10,748	128,974	257,948
Incentive Plan	2/16/2011	40,240	268,268	456,056
________________
Notes

(1)
There is no threshold performance level for the individual strategic objective component of the annual incentive compensation award under the Incentive Plan.  However, with respect to the financial component of the annual incentive compensation award under the Incentive Plan, a 25 percent payout level is the minimum performance threshold required to receive a payout.  That is the amount reflected above as the threshold for the Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table sets forth the Named Executive Officers' outstanding equity awards as of the end of Fiscal 2011.  All outstanding stock option awards reported in this table cliff-vest four years and expire ten years after the date of grant.  All of the outstanding stock awards reported in this table represent time-based RSUs granted in either February 2009, which vested in February 2012, or February 2010, which vest in February 2013.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Stan A. Askren	20,000		25.77	2/13/12	113,514	2,962,715
	43,000		25.82	2/12/13	19,508	509,159
	25,000		39.72	2/11/14
	25,000		37.57	5/4/14
	55,100		42.66	2/16/15
	40,712		58.06	2/15/16
	58,676		48.66	2/14/17
		126,434	31.69	2/13/18
		112,644	10.36	2/23/19
		226,909	23.99	2/17/20
		140,842	31.98	2/16/21

Kurt A. Tjaden		36,923	17.01	11/7/18	38,224	997,646
		37,931	10.36	2/23/19	4,127	107,715
		48,000	23.99	2/17/20
		30,412	31.98	2/16/21

Bradley D. Determan	10,000		32.93	8/4/13	38,224	997,646
	8,000		39.72	2/11/14	4,127	107,715
	7,200		42.66	2/16/15
	8,320		58.06	2/15/16
	11,876		48.66	2/14/17
		24,677	31.69	2/13/18
		57,915	22.56	5/6/18
		37,931	10.36	2/23/19
		48,000	23.99	2/17/20
		30,871	31.98	2/16/21

Jerald K. Dittmer	6,499		25.77	2/13/12	41,120	1,073,232
	15,000		25.82	2/12/13	4,439	115,858
	9,000		39.72	2/11/14
	9,200		42.66	2/16/15
	7,125		58.06	2/15/16
	10,463		48.66	2/14/17
		23,258	31.69	2/13/18
		17,133	22.56	5/6/18
		40,805	10.36	2/23/19
		88,000	23.99	2/17/20
		33,950	31.98	2/16/21

Marco V. Molinari	15,000		42.98	11/7/13	38,490	1,004,589
	13,000		39.72	2/11/14	4,155	108,446
	11,600		42.66	2/16/15
	8,926		58.06	2/15/16
	12,742		48.66	2/14/17
		27,480	31.69	2/13/18
		38,195	10.36	2/23/19
		48,335	23.99	2/17/20
		29,901	31.98	2/16/21
_______________
Notes

(1)
All stock options cliff-vest four years after the grant date.  Vesting dates for each unexercisable stock option award, in descending order, for each of the Named Executive Officers are as follows:  Mr. Askren – February 13, 2012, February 23, 2013, February 17, 2014 and February 16, 2015; Mr. Tjaden – November 7, 2012, February 23, 2013, February 17, 2014 and February 16, 2015; Mr. Determan – February 13, 2012, May 6, 2012, February 23, 2013, February 17, 2014 and February 16, 2015; Mr. Dittmer – February 13, 2012, May 6, 2012, February 23, 2013, February 17, 2014 and February 16, 2015; and Mr. Molinari – February 13, 2012, February 23, 2013, February 17, 2014 and February 16, 2015.

(2)

For fiscal years prior to Fiscal 2008, the exercise price was the average of the high and low transaction prices of a share of Common Stock on the grant date.  Stock options granted in Fiscal 2008, Fiscal 2009, Fiscal 2010 and Fiscal 2011 under the 2007 Compensation Plan have an exercise price equal to the closing price of a share of Common Stock on the grant date.

(3)
This column reflects the RSUs granted to each of the Named Executive Officers under the 2007 Compensation Plan on February 23, 2009 and February 17, 2010.  All RSUs cliff-vest three years after the grant date.

(4)
This column reflects the market value of the RSUs granted to each of the Named Executive Officers in both Fiscal 2009 and Fiscal 2010, calculated based on a share price of $26.10 per share, the closing price of a share of Common Stock on December 30, 2011, the last trading day of Fiscal 2011.

Option Exercises and Stock Vested for Fiscal 2011

The following table sets forth information concerning Named Executive Officers' exercise of stock options during Fiscal 2011.  No outstanding stock awards vested during Fiscal 2011.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Stan A. Askren	0	0
Kurt A. Tjaden	0	0
Bradley D. Determan	0	0
Jerald K. Dittmer	5,501	10,892
Marco V. Molinari	0	0
________________
Notes

(1)
This column is calculated by multiplying the number of shares acquired by the difference between the actual sale price on the date of exercise or, if the shares were retained by the Named Executive Officer, the closing price of a share of Common Stock on the date of exercise and the exercise price of the stock options.  Mr. Dittmer exercised the following options in Fiscal 2011:

Name	Date of Exercise	Number of Shares Acquired on Exercise (#)	Option Exercise Price ($/Sh)	Sold or Retained Shares	Sale or Closing Price on Date of Exercise ($/Sh)	Value Realized on Exercise ($)
Jerald K. Dittmer	12/22/2011	5,501	25.77	Sold	27.75	10,892

Nonqualified Deferred Compensation for Fiscal 2011

The Deferred Plan allows executives to defer certain compensation to a cash account that earns interest at a rate set annually at one percent above the prime interest rate or to the Corporation's notional stock account in the form of nonvoting share units that earn dividends distributed to shareholders which are then automatically reinvested in additional nonvoting share units.  The only Named Executive Officer currently participating in the Deferred Plan is Mr. Askren.  Mr. Askren deferred into the Corporation's notional stock account the after-tax-value of his 2010 SIP award, which was granted in February 2011, totaling $72,377 and is reflected in the table below.  The value of Mr. Askren's 2010 SIP award, before taxes, was $73,931.  Mr. Askren's balance in the Deferred Plan as of the end of Fiscal 2011 was 34,532 nonvoting share units.  Unless distributed earlier due to the occurrence of certain triggering events as set forth in the Deferred Plan (such as death, disability or change in control), this balance will not be distributed until the earlier of January 31, 2016 for a portion of the balance, January 31, 2017 for another portion of the balance, January 31, 2018 for another portion of the balance and the date Mr. Askren is no longer employed by the Corporation with respect to the entire remaining balance.  For additional information on the Deferred Plan, see "Other Compensation Elements – Deferred Compensation Plan" on page 30 of this Proxy Statement.

Name	Executive Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Balance at Last FYE ($) (3)
Stan A. Askren	72,377	(127,515)	901,285
Kurt A. Tjaden	0	0	0
Bradley D. Determan	0	0	0
Jerald K. Dittmer	0	0	0
Marco V. Molinari	0	0	0
________________
Notes

(1)	The amount of Mr. Askren's contribution before taxes, $73,931, is reflected in the "All Other Compensation" Column of the Summary Compensation Table for Mr. Askren's Fiscal 2010 compensation.

(2)
The reported dollar value is the sum of (i) share price appreciation (or depreciation) in the account balance during Fiscal 2011 not attributable to contributions, withdrawals or distributions during Fiscal 2011 and (ii) dividends earned on the account balance during Fiscal 2011. The share price appreciation (or depreciation) is calculated by first multiplying 30,980, the number of nonvoting share units in Mr. Askren's account at the end of Fiscal 2010, by $26.10, the closing price of a share of Common Stock on December 30, 2011, the last trading day of Fiscal 2011; and then subtracting from such amount Mr. Askren's aggregate account balance at the end of Fiscal 2010 – $966,572.  The dividends earned on the account balance during Fiscal 2011 were $30,479.  The dividends earned are reflected in the "All Other Compensation" Column of the Summary Compensation Table for Mr. Askren's Fiscal 2011 compensation.

(3)
The reported dollar value is calculated by multiplying 34,532, the number of nonvoting share units in Mr. Askren's account at the end of Fiscal 2011, by $26.10, the closing price of a share of Common Stock on December 30, 2011, the last trading day of Fiscal 2011.

Potential Payments Upon Termination or Change in Control

The following tables quantify compensation that would be payable to the Named Executive Officers upon a CIC or the death or disability of the executive.  The tables include only compensation items not available to all salaried members and assume the event occurred on the last business day of Fiscal 2011.  No Named Executive Officer was retirement eligible under any of our plans as of the last business day of Fiscal 2011, so no payments or acceleration of equity awards would have been triggered if a Named Executive Officer "retired" as of the last business day of Fiscal 2011.  For a qualitative discussion of the Corporation's obligations to the Named Executive Officers in the event of a CIC or the retirement, death or disability of such Named Executive Officers, see "Post-Employment and Other Events" on page 31 of this Proxy Statement.  The "Total" Column in each of the following tables does not include deferred compensation, which may be payable sooner than the original election date.  For a discussion of the Corporation's obligations to the Named Executive Officers under the Deferred Plan, see the Nonqualified Deferred Compensation for Fiscal 2011 Table on page 40 of this Proxy Statement.

Value in Event of Involuntary Termination or Voluntary Termination for Good Reason Following a Change in Control

Name	Cash Severance Under CIC Agreement ($) (1)	Total Value of Benefits Under CIC Agreement ($) (2)	Incentive Plan Acceleration ($) (3)	Performance Plan Acceleration ($) (4)	Stock Options Acceleration ($) (5)	RSU Acceleration ($) (6)	Excise Tax Gross-Up Under CIC Agreement ($) (7)	Total ($)
Stan A. Askren	5,134,423	19,580	967,140	211,275	2,251,795	3,471,874	5,428,289	17,484,376
Kurt A. Tjaden	1,385,209	22,381	298,498	45,620	1,033,944	1,105,361	1,824,529	5,715,542
Bradley D. Determan	1,163,245	14,667	445,270	46,308	903,333	1,105,361	1,573,481	5,251,665
Jerald K. Dittmer	1,662,443	19,580	256,471	50,928	888,602	1,189,090	1,718,679	5,785,792
Marco V. Molinari	1,284,037	19,580	386,842	44,854	703,176	1,113,035	1,522,076	5,073,600
_______________
Notes

(1)
Under the CIC Agreements for each Named Executive Officer, the amounts in this column include the following:  (i) an amount equal to two times (three times for Mr. Askren) the sum of (a) the executive's annual base salary and (b) the average of the executive's annual incentive compensation awards for the prior two years; (ii) an amount equal to the value of the cost of health and dental coverage for an additional six months from the date of termination; (iii) an amount equal to the value of the "gross-up" for any federal, state and local taxes applicable to the value of six months of health and dental coverage continuation; (iv) an amount equal to the value of 24 months of continued participation in the Corporation's accidental death and travel accident insurance plan and disability plans; and (v) for Messrs. Dittmer and Tjaden, an incremental incentive amount equal to the difference between the executive's annual incentive award earned in Fiscal 2011 and the average of the executive's annual incentive awards earned in Fiscal 2010 and Fiscal 2009.

(2)

 Represents the value of benefits provided following termination of employment under the CIC Agreements for each Named Executive Officer.  Such benefits consist of medical and dental benefits for 18 months and group life insurance benefits for 24 months.

(3)
Represents the value of the annual incentive award earned for Fiscal 2011, which the Named Executive Officer would be entitled to receive under the Incentive Plan if he remained employed by the Corporation on the last day of Fiscal 2011 (the use of the last business day of Fiscal 2011 as the assumed date of the event for the purposes of this table, as opposed to the last day of Fiscal 2011 which fell on a Saturday, results in accelerated vesting).

(4)
Represents the estimated 2011-2013 Performance Plan award payable. This amount has been based on the following assumptions:  (i) economic profit of 113 percent of the targeted amount for the 2011 performance year; (ii) economic profit of 100 percent of the targeted amount for the 2012 performance year; and (iii) economic profit of 100 percent of the targeted amount for the 2013 performance year.  The amount payable based on these assumptions has been prorated to account for employment during 12 months of the 36-month performance period.  No amount would be payable until the first fiscal quarter of 2014.  Amounts included for the Performance Plan are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors, the actual amounts we pay or distribute under the Performance Plan may differ materially. Factors that could affect these amounts include the financial performance of the Corporation during 2012 and 2013 and the achievement of economic profit goals.

(5)
Represents the value of accelerating the vesting of stock options not otherwise vested in accordance with the 2007 Compensation Plan.  Such options will remain exercisable until the expiration date established at the time of award.

(6)	Represents the value of accelerating the vesting of RSUs not otherwise vested in accordance with the 2007 Compensation Plan.

(7)
Represents the payment to "gross-up" the executive's compensation under the executive's CIC Agreement for any excise tax and for any federal, state and local taxes applicable to the excise tax "gross-up."

Value in Event of Change in Control with No Employment Termination

Name	Cash Payment Under CIC Agreement ($) (1)	Total Value of Benefits Under CIC Agreement ($)	Incentive Plan Acceleration ($) (2)	Performance Plan Acceleration ($) (3)	Stock Option Acceleration ($) (4)	RSU Acceleration ($) (5)	Excise Tax Gross-Up Under CIC Agreement ($)	Total ($)
Stan A. Askren	0	0	967,140	211,275	2,251,795	3,471,874	0	6,902,084
Kurt A. Tjaden	29,935	0	298,498	45,620	1,033,944	1,105,361	0	2,513,357
Bradley D. Determan	0	0	445,270	46,308	903,333	1,105,361	0	2,500,272
Jerald K. Dittmer	139,709	0	256,471	50,928	888,602	1,189,090	0	2,524,800
Marco V. Molinari	0	0	386,842	44,854	703,176	1,113,035	0	2,247,907
_______________
Notes

(1)
As provided by the CIC Agreements, for Messrs. Askren, Dittmer and Tjaden, represents an incremental incentive amount equal to the difference between the executive's highest annual incentive award earned in the prior three fiscal years and the amount of the executive's annual incentive award earned in Fiscal 2011.

(2)
Represents the value of the annual incentive award earned for Fiscal 2011, which the Named Executive Officer would be entitled to receive under the Incentive Plan if he remained employed by the Corporation on the last day of Fiscal 2011 (the use of the last business day of Fiscal 2011 as the assumed date of the event for the purposes of this table, as opposed to the last day of Fiscal 2011 which fell on a Saturday, results in accelerated vesting).

(3)
Represents the estimated 2011-2013 Performance Plan award payable. This amount has been based on the following assumptions:  (i) economic profit of 113 percent of the targeted amount for the 2011 performance year; (ii) economic profit of 100 percent of the targeted amount for the 2012 performance year; and (iii) economic profit of 100 percent of the targeted amount for the 2013 performance year.  The amount payable based on these assumptions has been prorated to account for employment during 12 months of the 36-month performance period.  No amount would be payable until the first fiscal quarter of 2014.  Amounts included for the Performance Plan are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors, the actual amounts we pay or distribute under the Performance Plan may differ materially. Factors that could affect these amounts include the financial performance of the Corporation during 2012 and 2013 and the achievement of economic profit goals.

(4)
Represents the value of accelerating the vesting of stock options not otherwise vested in accordance with the 2007 Compensation Plan.  Such options will remain exercisable until the expiration date established at the time of award.

(5)	Represents the value of accelerating the vesting of RSUs not otherwise vested in accordance with the 2007 Compensation Plan.

Value in Event of Death
Name	Life Insurance Proceeds ($) (1)	Incentive Plan Acceleration ($) (2)	Performance Plan Acceleration ($) (3)	Stock Options Acceleration ($) (4)	RSU Acceleration ($) (5)	Total ($)
Stan A. Askren	150,000	967,140	211,275	2,251,795	3,471,874	7,052,084
Kurt A. Tjaden	150,000	298,498	45,620	1,033,944	1,105,361	2,633,423
Bradley D. Determan	150,000	445,270	46,308	903,333	1,105,361	2,650,272
Jerald K. Dittmer	150,000	256,471	50,928	888,602	1,189,090	2,535,091
Marco V. Molinari	150,000	386,842	44,854	703,176	1,113,035	2,397,907
_______________
Notes

(1)
Represents the proceeds of the life insurance policy maintained by the Corporation for each of the Named Executive Officers under the Life Insurance Plan.  The policy amount is equal to the lesser of the insured's annual base salary or $150,000.

(2)
Represents the value of the annual incentive award earned for Fiscal 2011, which the Named Executive Officer would be entitled to receive under the Incentive Plan if he remained employed by the Corporation on the last day of Fiscal 2011 (the use of the last business day of Fiscal 2011 as the assumed date of the event for the purposes of this table, as opposed to the last day of Fiscal 2011 which fell on a Saturday, results in accelerated vesting).

(3)
Represents the estimated 2011-2013 Performance Plan award payable. This amount has been based on the following assumptions:  (i) economic profit of 113 percent of the targeted amount for the 2011 performance year; (ii) economic profit of 100 percent of the targeted amount for the 2012 performance year; and (iii) economic profit of 100 percent of the targeted amount for the 2013 performance year.  The amount payable based on these assumptions has been prorated to account for employment during 12 months of the 36-month performance period.  No amount would be payable until the first fiscal quarter of 2014.  Amounts included for the Performance Plan are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors, the actual amounts we pay or distribute under the Performance Plan may differ materially. Factors that could affect these amounts include the financial performance of the Corporation during 2012 and 2013 and the achievement of economic profit goals.

(4)
Represents the value of accelerating the vesting of stock options not otherwise vested in accordance with the 2007 Compensation Plan.  Such options will remain exercisable until two years from the date of death.

(5)	Represents the value of accelerating the vesting of RSUs not otherwise vested in accordance with the 2007 Compensation Plan.

Value in Event of Disability

Name	Incentive Plan Acceleration ($) (1)	Performance Plan Acceleration ($) (2)	Stock Options Acceleration ($) (3)	RSU Acceleration ($) (4)	Total ($)
Stan A. Askren	967,140	211,275	2,251,795	3,471,874	6,902,084
Kurt A. Tjaden	298,498	45,620	1,033,944	1,105,361	2,483,423
Bradley D. Determan	445,270	46,308	903,333	1,105,361	2,500,272
Jerald K. Dittmer	256,471	50,928	888,602	1,189,090	2,385,091
Marco V. Molinari	386,842	44,854	703,176	1,113,035	2,247,907
________________
Notes

(1)
Represents the value of the annual incentive award earned for Fiscal 2011, which the Named Executive Officer would be entitled to receive under the Incentive Plan if he remained employed by the Corporation on the last day of Fiscal 2011 (the use of the last business day of Fiscal 2011 as the assumed date of the event for the purposes of this table, as opposed to the last day of Fiscal 2011 which fell on a Saturday, results in accelerated vesting).

(2)
Represents the estimated 2011-2013 Performance Plan award payable. This amount has been based on the following assumptions:  (i) economic profit of 113 percent of the targeted amount for the 2011 performance year; (ii) economic profit of 100 percent of the targeted amount for the 2012 performance year; and (iii) economic profit of 100 percent of the targeted amount for the 2013 performance year.  The amount payable based on these assumptions has been prorated to account for employment during 12 months of the 36-month performance period.  No amount would be payable until the first fiscal quarter of 2014.  Amounts included for the Performance Plan are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors, the actual amounts we pay or distribute under the Performance Plan may differ materially. Factors that could affect these amounts include the financial performance of the Corporation during 2012 and 2013 and the achievement of economic profit goals.

(3)
Represents the value of accelerating the vesting of stock options not otherwise vested in accordance with the 2007 Compensation Plan.  Such options will remain exercisable until two years from the date of disability.

(4)	Represents the value of accelerating the vesting of RSUs not otherwise vested in accordance with the 2007 Compensation Plan.

PROPOSAL NO. 3 – ADVISORY (NONBINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires us to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, a resolution approving the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.  Because our Board views it as a good corporate governance practice, and because at the 2011 Annual Meeting approximately 89 percent of the votes cast were in favor of an annual advisory vote, we again are asking our shareholders to approve the compensation of our Named Executive Officers.  We will conduct a shareholder advisory vote to approve named executive officer compensation annually.

In deciding how to vote on this proposal, please consider the following factors as well as the detailed discussion of our executive compensation program contained in the CD&A:

·
The Compensation Committee believes our executive compensation program has been effective at incenting achievement of financial performance goals, individual strategic objectives and creation of shareholder value as illustrated by the Corporation's improved financial performance in Fiscal 2011 over Fiscal 2010;

·
annual base salaries for the Named Executive Officers are set at approximately 90 percent of the market median and a greater portion of executive compensation is allocated to incentive-based compensation;

·	a meaningful portion of our Named Executive Officers' long-term incentive compensation in Fiscal 2011 was performance-based;
·	we include equity as a significant component of total compensation;
·	our overall compensation levels for the Named Executive Officers are competitive with the market; and
·	we maintain the following governance practices with respect to the executive compensation program:
o	significant stock ownership guidelines;
o	no perquisites except standard relocation assistance; and
o	a compensation recovery policy for repayment of performance-based compensation in certain circumstances.

Accordingly, we ask shareholders to vote FOR the following resolution at the Meeting:

"RESOLVED, the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement for the Meeting pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and narrative discussion."

The vote on this proposal is advisory and non-binding and will not be construed as overruling any decision by the Corporation, the Compensation Committee or the Board.  However, the Compensation Committee and the Board will review and consider the outcome of this vote when making future compensation decisions for the Named Executive Officers.

Required Vote

The affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting is required to adopt the resolution.  Abstentions and broker non-votes will not be counted for purposes of determining whether this Proposal has received sufficient votes for approval.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

DIRECTOR COMPENSATION

Each independent Director receives an annual retainer of $125,000, of which $50,000 is paid in cash in equal installments of $12,500 at each quarterly Board meeting and $75,000 is paid in the form of a Common Stock grant issued under the 2007 Equity Plan for Non-Employee Directors of HNI Corporation (the "2007 Equity Plan") at the May Board meeting.  In Fiscal 2011, each independent Director received:

·	a cash installment payment of $12,500 at each of the February, May, August and November Board meetings; and
·	a $75,000 Common Stock grant at the May Board meeting.

Each Audit Committee member receives an additional annual retainer of $4,000.  The Chairpersons of the Audit Committee, Compensation Committee and Governance Committee and the Lead Director each receive an additional $7,500.  As with the cash portion of the annual retainer for Board service, retainers for committee Chairpersons, Lead Director or Audit Committee service are paid in equal installments at each quarterly Board meeting.

Independent Directors may receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round-trip basis.  Directors are also reimbursed for travel and related expenses incurred to attend meetings.  For purposes of determining Director compensation, an independent Director is anyone who is not a member of the Corporation.  Directors who are members of the Corporation do not receive additional compensation for service on the Board.

The Corporation's policy with regard to Common Stock ownership by independent Directors is for each Director to own Common Stock with a market value of five times or more the cash portion of the annual retainer.  To promote Common Stock ownership, Directors are required to receive one-half of the cash portion of their annual retainer in the form of shares of Common Stock to be issued under the 2007 Equity Plan or, to the extent the Director participates in the HNI Corporation Directors Deferred Compensation Plan (the "Directors Deferred Plan"), in the form of nonvoting share units to be credited to the Director's account under the Directors Deferred Plan.  This requirement does not, however, apply to any Director owning Common Stock with a market value of five times or more the cash portion of the annual retainer.  As of the end of Fiscal 2011, all of the Corporation's independent Directors were in compliance with the Corporation's policy with regard to stock ownership.

In addition to acquiring Common Stock as partial payment of their annual retainer, independent Directors can also acquire Common Stock in several other ways.  Under the 2007 Equity Plan, Directors may elect to receive up to 100 percent of their cash retainers in the form of shares of Common Stock.  Under the Directors Deferred Plan, each Director has the opportunity to defer up to 100 percent of all his or her retainers earned as a Director.  Amounts can be deferred to a cash account that earns interest at a rate set each year at one percent above the prime interest rate or to the Corporation's notional stock account in the form of nonvoting share units that fluctuate in value based on the price increase or decrease of Common Stock and earn dividends distributed to all shareholders.  The dividends are automatically reinvested for each participant to acquire additional nonvoting shares units.  For any cash compensation deferred to the Corporation's notional stock account, the number of nonvoting share units is determined by dividing the amount of the compensation by the fair market value of a share of Common Stock on the date such compensation would have otherwise been paid.  Each Director participating in the Directors Deferred Plan elects, on an annual basis, the date or dates of distribution (i.e., a Director can elect a lump-sum distribution or distribution via annual installments not to exceed 15) of any amounts he or she has deferred.  In addition, each independent Director is eligible to receive awards of stock options to purchase Common Stock, restricted stock or Common Stock grants, or any combination thereof, under the 2007 Equity Plan in such amounts as the Board may authorize.

In May 2011, each independent Director serving on the Board as of May 10, 2011 was granted 2,787 shares of Common Stock under the 2007 Equity Plan.  This grant represented sixty percent of the value of the annual retainer, which was $125,000.  The Corporation does not have a non-equity incentive plan for independent Directors.  As of the Record Date, the Corporation has never issued stock options to purchase Common Stock or shares of restricted stock to the independent Directors and all shares of Common Stock issued to Directors in lieu of cash retainer amounts were fully vested upon issuance.

Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Mary H. Bell	54,000	75,000	--	1,923	130,923
Miguel M. Calado	62,500	75,000	--	1,923	139,423
Gary M. Christensen	50,000	75,000	--	1,923	126,923
Cheryl A. Francis	50,000	75,000	--	1,923	126,923
James R. Jenkins	56,000	75,000	1,893	1,923	134,816
Dennis J. Martin	50,000	75,000	--	1,923	126,923
Larry B. Porcellato	57,500	75,000	222	1,923	134,645
Abbie J. Smith	57,500	75,000	--	1,923	134,423
Brian E. Stern	53,750	75,000	--	1,923	130,673
Ronald V. Waters, III	55,625	75,000	2,286	1,923	134,834
_______________
Notes

(1)
For Fiscal 2011, the independent Directors listed in the table above each earned the following fees:  Ms. Bell - $50,000 annual retainer plus $4,000 retainer for service on the Audit Committee; Mr. Calado - $50,000 annual retainer plus $4,000 retainer for service on the Audit Committee, $7,500 retainer for service as Chairperson of the Audit Committee and $1,000 for travel in excess of 6 hours; Ms. Francis and Messrs. Christensen and Martin – $50,000 annual retainer; Mr. Jenkins – $50,000 annual retainer plus $4,000 retainer for service on the Audit Committee and $2,000 for travel in excess of 6 hours; Mr. Porcellato – $50,000 annual retainer plus $7,500 retainer for service as Chairperson of the Governance Committee; Ms. Smith – $50,000 annual retainer plus $7,500 retainer for service as Chairperson of the Compensation Committee; Mr. Stern – $50,000 annual retainer plus $3,750 for service as Lead Director until May 2011; and Mr. Waters - $50,000 annual retainer plus $5,625 for service as Lead Director since May 2011.  Both Ms. Francis and Mr. Calado elected to receive 100 percent of their cash retainers in the form of shares of Common Stock under the 2007 Equity Plan, which equated to the following number of shares:  Ms. Francis – 2,070; and Mr. Calado – 2,547.  Messrs. Christensen and Jenkins elected to receive 100 percent and 50 percent, respectively, of their cash retainers in the form of nonvoting share units under the Directors Deferred Plan, which equated to the following number of nonvoting share units:  Mr. Christensen – 2,072; and Mr. Jenkins – 1,119.

(2)
Represents the portion of the annual retainer paid in the form of shares – a $75,000 Common Stock grant authorized by the Board on May 10, 2011 under the 2007 Equity Plan.  Each independent Director serving on the Board as of May 10, 2011, was issued 2,787 shares of Common Stock at a price of $26.91 (the closing price of a share of Common Stock on the date of grant, May 10, 2011) for a total grant date fair value of $74,998, as computed in accordance with FASB Accounting Standards Codification Topic 718.  The difference between the $75,000 Common Stock grant authorized by the Board and the actual value of Common Stock issued ($74,998) was approximately $2.  As the Corporation only issues fractional shares under the Directors Deferred Plan and not under the 2007 Equity Plan, the Corporation paid each independent Director serving on the Board as of May 10, 2011, $2, either in the form of cash in lieu of a fractional share for those Directors that did not elect to defer their Common Stock grant under the Directors Deferred Plan or in the form of a fractional share for those Directors that did elect to defer their Common Stock grant under the Directors Deferred Plan. Messrs. Christensen and Jenkins each deferred 100 percent of their Common Stock grants under the Directors Deferred Plan.  There are no unexercised option awards or unvested stock awards outstanding as of the end of Fiscal 2011 for any of the Directors.

(3)
Includes above-market interest earned on cash compensation deferred under the Directors Deferred Plan.  Interest on deferred cash compensation is earned at one percent over the prime rate.  Mr. Jenkins deferred 50 percent of his cash compensation.  Above-market interest earned by Mr. Porcellato is for cash compensation deferred prior to January 1, 2007 and interest earned by Mr. Waters is for cash compensation deferred prior to January 1, 2010.

(4)	Includes dividends earned on Common Stock grants during Fiscal 2011.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

On the Record Date, there were 45,507,733 Outstanding Shares.  On that date, to the Corporation's knowledge, there were three shareholders who owned beneficially more than five percent of all Outstanding Shares.  The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these entities.  Unless otherwise indicated, the Corporation believes each of the entities listed below has sole voting and investing power with respect to all the shares of Common Stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Farm Insurance Companies (1) One State Farm Plaza Bloomington, Illinois 61710	7,386,153 (2)	16.2%
Fidelity Management & Research Company 82 Devonshire Street Boston, Massachusetts 02109	5,687,119 (3)	12.5%
BlackRock, Inc. (4) 40 East 52nd Street New York, New York 10022	2,958,099 (5)	6.5%
_______________
Notes

(1)
State Farm Insurance Companies consists of the following entities:  State Farm Mutual Automobile Insurance Company; State Farm Insurance Company; State Farm Fire and Casualty Company; State Farm Investment Management Corp.; State Farm Associates Funds Trust – State Farm Growth Fund; State Farm Associates Funds Trust – State Farm Balanced Fund; State Farm Insurance Companies Employee Retirement Trust; State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees; and State Farm Mutual Fund Trust.

(2)
Information is based on a Schedule 13G/A filed January 31, 2012 with the SEC by State Farm Insurance Companies for the period ended December 30, 2011.  Of the 7,386,153 shares beneficially owned, State Farm Insurance Companies has sole voting and investment power with respect to 7,366,400 shares and shared voting and investment power with respect to 19,753 shares.

(3)
Information is based on a Schedule 13G/A filed February 14, 2012 with the SEC by FMR LLC, parent company of Fidelity Management & Research Company, for the period ended December 30, 2011.  Of the 5,687,119 shares beneficially owned, Fidelity Management & Research Company has sole investment power, but no voting power, with respect to all such shares.

(4)
The following subsidiaries of BlackRock, Inc., hold the shares of Common Stock noted:  BlackRock Japan Co. Ltd.; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Asset Management Australia Limited; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; and BlackRock International Limited.

(5)
Information is based on a Schedule 13G/A filed February 13, 2012 with the SEC by BlackRock, Inc., for the period ended December 30, 2011.  Of the 2,958,099 shares beneficially owned, BlackRock Inc. has sole voting and investment power with respect to all such shares.

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of Common Stock as of the Record Date for each Director and nominee for Director, each Named Executive Officer and for all Directors (including nominees) and executive officers of the Corporation as a group.  The address of the persons listed below is 408 East Second Street, Muscatine, Iowa 52761.

Name of Beneficial Owner	Common Stock (1)	Common Stock Units (2)	Stock Options Exercisable as of the Record Date or Within 60 Days Thereof	Total Stock and Stock-Based Holdings	Percent of Class (3)
Stan A. Askren	129,139	37,965	373,922	541,026	1.2%
Mary H. Bell	4,949	14,270	0	19,219	*
Miguel M. Calado	33,165	0	0	33,165	*
Gary M. Christensen	0	40,669	0	40,669	*
Cheryl A. Francis	36,184	0	0	36,184	*
James R. Jenkins	0	20,514	0	20,514	*
Dennis J. Martin	2,787	17,043	0	19,830	*
Larry B. Porcellato	6,949	16,428	0	23,377	*
Abbie J. Smith	6,919	26,240	0	33,159	*
Brian E. Stern	29,308	0	0	29,308	*
Ronald V. Waters, III	9,458	14,838	0	24,296	*
Bradley D. Determan	29,975	0	70,073	100,048	*
Jerald K. Dittmer	50,719	0	74,046	124,765	*
Marco V. Molinari	29,696	0	88,748	118,444	*
Kurt A. Tjaden	26,873	0	0	26,873	*
All Director and Executive Officers as a Group – (22 persons)	481,637	187,967	678,318	1,347,992	3.0%
________________
Notes
(1)
Includes restricted shares held by executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power.  Each individual or member of the group has sole voting and/or investment power with respect to the shares shown in the table above, except Mr. Askren's spouse shares voting and investment power with respect to 7,588 of the 129,139 shares listed above for Mr. Askren.

(2)
Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under either the Deferred Plan or the Directors Deferred Plan.  For additional information on the Deferred Plan, see "Other Compensation Elements – Deferred Compensation Plan" on page 30 and the Nonqualified Deferred Compensation for Fiscal 2011 Table on page 41 of this Proxy Statement.  For additional information on the Directors Deferred Plan, see "Director Compensation" on page 45 of this Proxy Statement.

(3)	* less than one percent.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 30, 2011, about Common Stock which may be issued under the Corporation's equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,980,957 (1)	$27.73	3,646,623 (4)
Equity compensation plans not approved by security holders	186,179 (2)	––	669,015 (5)
Total	4,167,136	$27.73	4,315,638
________________
Notes

(1)
Includes:  (i) shares to be issued upon the exercise of outstanding stock options granted under the 2007 Compensation Plan – 2,201,510 and the Compensation Plan – 635,740 prior to termination of such plan in May 2007; (ii) shares to be issued upon the vesting of outstanding RSUs under the 2007 Compensation Plan – 786,803; and (iii) the target value of the 2010 Incentive Plan awards for all award recipients divided by $26.10, the closing price of a share of Common Stock on December 30, 2011, the last trading day of Fiscal 2011 – 356,904.  The termination of the Compensation Plan does not impact the validity of any outstanding stock options granted under such plan prior to termination.  As of the last day of Fiscal 2011, there were no outstanding warrants or rights under the 2007 Compensation Plan or the Compensation Plan and options, warrants, rights or RSUs under the 2007 Equity Plan or the 1997 Equity Plan.  The number of shares attributable to Incentive Plan awards also overstates expected Common Stock dilution as the Corporation did not pay out any portion of the 2010 Incentive Plan awards for any recipient in the form of Common Stock.

(2)
Includes the nonvoting share units credited to the account of individual executive officers or Directors under either the Deferred Plan – 37,544 or the Directors Deferred Plan – 148,735.  For additional information on the Deferred Plan, see "Other Compensation Elements – Deferred Compensation Plan" on page 30 and the Nonqualified Deferred Compensation for Fiscal 2011 Table on page 41 of this Proxy Statement.  For additional information on the Directors Deferred Plan, see "Director Compensation" on page 45 of this Proxy Statement.

(3)	This column does not take into account any of the RSUs, Performance Plan awards, Incentive Plan awards or nonvoting share units discussed in Notes 1 and 2 above.

(4)
Includes shares available for issuance under the 2007 Compensation Plan – 1,851,674, the 2007 Equity Plan – 151,874 and the HNI Corporation 2002 Members' Stock Purchase Plan (the "MSPP") – 724,046.  Of the 5,000,000 shares originally available for issuance under the 2007 Compensation Plan, no more than 2,000,000 of such shares can be issued as full-value awards.  At the end of Fiscal 2011, 1,070,903 of the 2,000,000 shares reserved for full-value awards were available for issuance.  Of the remaining shares available for issuance under the 2007 Equity Plan, all can be issued as full-value awards.  The MSPP allows members to purchase Common Stock at 85 percent of the closing share price on each quarterly exercise date up to an annual aggregate amount of $25,000 per year and is available generally to all members.

(5)	Includes nonvoting share units available for issuance under the Deferred Plan – 242,404 and the Directors Deferred Plan – 416,005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Directors and executive officers of the Corporation, and certain persons who own more than ten percent of the Outstanding Shares, are required to report their ownership of Common Stock and changes in ownership to the SEC and the NYSE.  Specific due dates for these reports have been established by the SEC, and the Corporation is required to report in this Proxy Statement any known failure to file by these dates during Fiscal 2011.

Based solely on a review of copies of the reports the Corporation has received, or written representations from certain reporting persons, the Corporation believes during Fiscal 2011 all reporting persons made all filings required by Section 16(a) of the Exchange Act on a timely basis.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2013 Annual Meeting must be received at the Corporation's executive offices no later than November 23, 2012 to be included in the proxy statement and form of proxy.  All shareholder notice of proposals submitted outside the processes of Exchange Act Rule 14a-8 must be received between February 8, 2013 and March 9, 2013 to be considered for presentation at the 2013 Annual Meeting.  In addition, any shareholder proposals must comply with the informational requirements contained in Section 2.16(a)(2) of the By-laws in order to be presented at the 2013 Annual Meeting.  On written request to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of the By-laws.

OTHER MATTERS

The Board knows of no other matters that will be brought before the Meeting, but, if other matters properly come before the Meeting, it is intended the persons named in the proxy will vote the proxy according to their best judgment.

On written request to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of its Annual Report on Form 10-K for the year ended December 31, 2011, including financial statements and schedules, filed with the SEC.  The report is also available on the Corporation's website at www.hnicorp.com, under "Investor Information–Annual & Quarterly Reports."

Information set forth in this Proxy Statement is as of March 23, 2012, unless otherwise noted.

Steven M. Bradford
Vice President, General Counsel and Secretary
March 23, 2012

Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report beginning on page 16 of this Proxy Statement and the Compensation Committee Report beginning on page 35 of this Proxy Statement shall not be incorporated by reference into any such filings.

An Annual Report to Security Holders, including financial statements and schedules, of the Corporation for Fiscal 2011 is being mailed to shareholders of the Corporation together with this Proxy Statement.  The Annual Report to Security Holders does not form any part of the material for the solicitation of proxies.

To Our Shareholders:

IMPORTANT NOTICE REGARDING DELIVERY OF DOCUMENTS

We provide our annual reports, notices to shareholders of annual meetings and proxy statements over the internet for shareholders who consent.  To consent to access these documents over the internet, please check the CONSENT box on the reverse side of this proxy card.  Documents will be available on or about March 23, 2012 on our website at www.hnicorp.com/proxy.  Once you give your consent, it will remain in effect until you notify the Corporation's transfer agent, Wells Fargo Bank, N.A., Attention:  Wells Fargo Shareowner Services, 161 N. Concord Exchange, South St. Paul, Minnesota 55075-1139, you wish to resume mail delivery.  Even though you give your consent, you still have the right at any time to request copies of these documents by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761 or calling the Corporation's Assistant Corporate Secretary at 563-272-7590.

WE ENCOURAGE YOU TO CONSENT TO RECEIVE DOCMENTS ELECTRONICALLY.  THIS WILL HELP HNI CORPORATION REDUCE PRINTING AND POSTAGE COSTS.

Thank you.

HNI Corporation
408 East Second Street
Muscatine, IA 52761                                                                                                                                                                                             proxy

Notice of 2012 Annual Meeting of Shareholders

Common Stock Proxy Solicited by Board of Directors for Annual Meeting of Shareholders on May 8, 2012.

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 23, 2012 and appoints Steven M. Bradford and Kurt A. Tjaden, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HNI Corporation, at the annual meeting of shareholders of HNI Corporation to be held at the Clarion Hotel, 2915 N. Highway 61, Muscatine, Iowa on May 8, 2012 at 10:30 a.m. and any adjournment thereof.  The proxies are directed to vote as checked on the reverse side on the proposed matters or in the absence of an instruction to the contrary, this proxy will be voted "FOR" Proposals 1, 2 and 3.

This proxy card also provides for shares of common stock, if any, held for the account of the undersigned by Fidelity Management Trust Company as Trustee of the HNI Corporation Profit-Sharing Retirement Plan.  You may instruct the Trustee how to vote your shares as indicated on this proxy card.  If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.  For shares held through the Plan, voting instructions by proxy card, telephone or internet must be provided by 11:59 p.m., Central Time, on May 3, 2012.

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting.  However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matter in their discretion.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE.  The proxies cannot vote your shares unless you sign and return this proxy card.

(Items to be voted appear on reverse side.)

      HNI Corporation

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
:	INTERNET – www.eproxy.com/hni Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 7, 2012.
NOTICE TO PLAN PARTICIPANTS: You may vote your proxy until 11:59 p.m. Central Time on May 3, 2012.
(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 7, 2012.
NOTICE TO PLAN PARTICIPANTS: You may vote your proxy until 11:59 p.m. Central Time on May 3, 2012.
*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

Ä Please detach here Ä

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1.  Election of Directors:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Stan A. Askren	☐	☐	☐	1b. Ronald V. Waters, III	☐	☐	☐

2. Ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for Fiscal 2012.	☐ For	☐ Against	☐ Abstain
3. Advisory (Nonbinding) Vote to approve Named Executive Officer Compensation.	☐ For	☐ Against	☐ Abstain

I consent to access all future annual reports, notices of annual meetings and proxy statements issued
by the Corporation over the internet, unless contrary notice is given to the Corporation's transfer agent.         ☐     CONSENT

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND
3.

Address Change? Mark Box  ☐     Indicate changes below:                                                                          Date___________________________________

                                  Signature(s) in Box

           Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy card.

ANNUAL REPORT AND PROXY STATEMENT
FOR THE
HNI CORPORATION
2012 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Previously, on your HNI Corporation proxy card, you consented to access all future notices of annual meetings, proxy statements and annual reports issued by the Corporation over the internet.  The proxy statement and annual report are now available, and you can vote your shares for the 2012 Annual Meeting of Shareholders as follows:

1.    By marking your enclosed proxy card and mailing it in the enclosed, postage-paid envelope;
2.            By voting via the Internet at www.eproxy.com/hni; or
3.            By voting via a touch-tone telephone at 1-800-560-1965.

To view the proxy statement and annual report, please visit:  www.hnicorp.com/proxy.

If you want to receive a copy of the proxy statement and annual report, you may request a free copy by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761 or call the Corporation's Assistant Corporate Secretary at 563-272-7590.

You can resume mail delivery of these documents by contacting HNI Corporation's transfer agent, Wells Fargo Bank, N.A., Attention:  Wells Fargo Shareowner Services, 161 N. Concord Exchange, South St. Paul, Minnesota 55075-1139.